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                                EXHIBIT 99.6




                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of August ___, 1998, by and among GAINSCO, INC., a Texas corporation ("Buyer"), Carlos De la Torre ("C. De la Torre"), Rosa De la Torre ("R. De la Torre" and, together with
C. De la Torre, the "De la Torres" or "Sellers"), National Specialty Lines, Inc., a Florida corporation ("NSL"), De La Torre Insurance Adjusters, Inc., a Florida corporation ("DLT") and Lalande Financial Group, Inc., a Florida corporation ("Lalande").

                                    RECITALS

         WHEREAS, C. De la Torre is the record and beneficial owner of 10 shares of common stock, $1.00 par value per share ("NSL Common Stock"), of NSL; and

         WHEREAS, the De la Torres are the record and beneficial owner of 200 shares of common stock, $1.00 par value per share ("DLT Common Stock"), of DLT; and

         WHEREAS, C. De la Torre is the record and beneficial owner of 100 shares of common stock, $1.00 par value per share ("Lalande Common Stock"), of Lalande; and

         WHEREAS, C. De la Torre and the De la Torres desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of NSL Common Stock, DLT Common Stock and Lalande Common Stock owned by C. De la Torre and the De la Torres (the "Shares"), for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "ACQUIRED COMPANY"--any of NSL, DLT, Lalande, or their respective Subsidiaries, and the term "Acquired Companies" means NSL, DLT, Lalande, and their respective Subsidiaries, collectively.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.
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         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMPANIES"--NSL, DLT and Lalande, collectively.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including (a) the sale of the Shares by Sellers to Buyer; (b) the execution, delivery, and performance of the C. De la Torre Employment Agreement and the Sellers' Release; (c) the performance by Buyer, Sellers and the Companies of their respective covenants and obligations under this Agreement; and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "EMPLOYEE BENEFIT PLAN"--any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of NSL's, DLT's or Lalande's employees or former employees or beneficiaries thereof (as applicable), personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change- of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract.

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.




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         "ENVIRONMENTAL LAW"--the Federal Comprehensive Environmental Response,
Compensation and Liability Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Federal Clean Water Act, the Federal Clean Air
Act, the Federal Resource Conservation and Recovery Act, the Hazardous
Materials Transportation Act, the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and
Rodenticide Act, and the Occupational Safety and Health Act, each as amended, and all other environmental statutes enacted by any Governmental Body, and any executive order, ordinances, rules or regulations promulgated under any of the foregoing.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by any Acquired Company.

         "GAAP"--United States generally accepted accounting principles, applied on a basis consistent with the basis on which the NSL Balance Sheet, the DLT Balance Sheet, the Lalande Interim Balance Sheet, and the other financial statements referred to in Sections 3.4, 4.4 and 5.4, respectively, were prepared.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.





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         "INSURANCE PERMIT"--any Governmental Authorization in any jurisdiction to underwrite, place, sell or otherwise transact insurance or reinsurance, or to engage in premium finance activities.

         "INVESTMENT GUIDELINES"--a written statement of the current investment programs, containing the investment policies and guidelines.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and
(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day- to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership





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of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(e) any amendment to any of the foregoing.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN AFFILIATE"--with respect to any Person, any other person or entity with whom the Person constitutes all or part of a controlled group, or which would be treated with the Person as under common control or whose employees would be treated as employed by the Person, under Section 414 of the IRC and any regulations, administrative rulings and case law interpreting the foregoing.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROPRIETARY RIGHTS AGREEMENT"--any confidentiality, noncompetition, or proprietary rights agreement.

         "PURCHASE AGREEMENTS"--collectively, (a) that certain Stock Purchase Agreement, dated the date hereof, by and among Buyer, McRae B. Johnston ("M.B. Johnston"), NSL, and Lalande; (b) that certain Stock Purchase Agreement, dated the date hereof, by and among Buyer, Michael Johnston ("M. Johnston") and NSL; and (c) that certain Stock Purchase Agreement, dated the date hereof, by and among Buyer, Ralph Mayoral ("R. Mayoral") and DLT.

         "RELATED PERSON"--with respect to a particular individual, (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).





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         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.





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         "YEAR 2000 COMPLIANT"--with respect to any item shall mean that such item: (i) from now until January 1, 2000, must correctly operate, store, process and produce data containing dates before January 1, 2000; (ii) from now until January 1, 2000, must correctly operate, store, process and produce data containing dates after December 31, 1999; (iii) from January 1, 2000, must correctly operate, store, process and produce data containing dates before January 1, 2000; (iv) from January 1, 2000, must correctly operate, store, process and produce data containing dates after December 31, 1999; (v) must be able to handle the date January 1, 2001 correctly; (vi) must recognize the year 2000 as a leap year (e.g., February 2000 is recognized as a valid date, Julian date 00060 is recognized as February 29, 2000, Julian date 00366 is recognized as December 31, 2000, arithmetic operations performed recognize that the year 2000 has 366 days and binary date 36584 is recognized as February 29, 2000);
(vii) must be able to correctly process data containing the date September 9, 1999; (viii) must provide date data century recognition correctly; (ix) must correctly accommodate calculations with same century and multi-century formulas; (x) must correctly provide date values and date data interface values that reflect the century; (xi) must be able to correctly manage and manipulate data involving dates, including single century and multi-century formulas and must not cause an abnormally ending scenario within the application or result in the generation of incorrect values involving such dates; (xii) must ensure that date-related user interface functions and data fields correctly include the indication of the century; and (xiii) must ensure that all date-related functions correctly include an indication of the century. For purposes of this definition, "correctly" shall mean accurately and without delay, corruption, interruption or error relating to the time at which or the date on which such items are operating.


                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING

         2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares shall be (i) $8,280,000 in cash (the "Initial Purchase Price") plus
(ii) the payments made pursuant to Section 2.3 hereof, if any.

         2.3     Earnout Payments.

         (a) The terms below shall have the following respective meanings for the purposes of this Section 2.3:

                 "ACQUIRED COMPANIES" means, for purposes of this Section 2.3, NSL, DLT, Lalande, and their respective Subsidiaries, collectively, and any business or businesses conducted by Buyer, or by any subsidiaries or affiliated corporations of Buyer, that represent a succession to and a continuation of the business conducted by NSL, DLT, Lalande, and their respective subsidiaries, collectively, as the same may be expanded or contracted from and after Closing.





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                 "CHANGE OF CONTROL" means any of the following:

                          (1) any consolidation or merger of the Buyer in which the Buyer is not the continuing or surviving corporation or pursuant to which shares of the Buyer's common stock would be converted into cash, securities or other property, other than a merger of the Buyer in which the holders of the Buyer's common stock immediately prior to the merger have the same percentage ownership of common stock of the surviving corporation immediately after the merger;

                          (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or a majority of the liabilities of the Buyer;

                          (3) any approval by the shareholders of the Buyer of any plan or proposal for the liquidation or dissolution of the Buyer;

                          (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Buyer's Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the Buyer's shareholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved;

                          (5) (A) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Beneficial Ownership")) of at least an aggregate of 20% of the voting power of the Buyer's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who Beneficially Owned less than 10% of the voting power of the Buyer's outstanding voting securities on the date hereof, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of the Buyer's outstanding voting securities by any person or group who Beneficially Owned at least 10% of the voting power of the Buyer's outstanding voting securities on the date hereof, or (C) the execution by the Buyer and a shareholder of a contract that by its terms grants such shareholder (in its, hers or his capacity as a shareholder) or such shareholder's Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an "Affiliate")) including, without limitation, such shareholder's nominee to the Board of Directors (in its, hers or his capacity as an Affiliate of such shareholder), the right to veto or block decisions or actions of the Board of Directors; provided, however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the shareholder is (aa) a trustee or other fiduciary holding





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                 securities under an employee benefit plan of the Buyer and acting in such capacity, (bb) a corporation owned, directly or indirectly, by the shareholders of the Buyer in substantially the same proportions as their ownership of voting securities of the Buyer or (cc) in the case of an acquisition described in items (A) or (B) above, any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors, unless such acquisition is greater than 40% of the voting power of the Buyer's outstanding voting securities; provided further, however that none of the following shall constitute a Change in Control:
                 (aa) the right of the holders of any voting securities of the Buyer to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or shareholders including, without limitation, pursuant to Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934; or

                          (6) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Buyer to a case under Chapter 7.

                 "CHANGE OF CONTROL TRIGGER" means, after a Change in Control, a material change in the management direction and prospects of the Acquired Companies in place immediately prior to the Change of Control, including (i) a termination of C. De la Torre or M.B. Johnston Without Cause or for Employer Breach, as defined in the Employment Agreements of C. De la Torre and M.B. Johnston, respectively; or (ii) a material reduction or restriction in the territory for expansion of the Acquired Companies; or (iii) a material change in the operating strategy of the Acquired Companies.

                 "COMPUTATION STATEMENT" means a statement setting forth in reasonable detail Buyer's calculation of the Pre-Tax Earnings of the Acquired Companies during the applicable Earnout Period and the calculation of the Earnout Amount for such Earnout Period.

                 "EARNED PREMIUMS" means earned premiums as defined by generally accepted accounting principles, consistently applied.

                 "EARNOUT CONSIDERATION" means $8,284,000.

                 "EARNOUT PERIOD" means the following periods, as applicable:
         (i) the first Earnout Period will commence on the Integration Date and will terminate one day prior to the first anniversary of the Integration Date; (ii) the second Earnout Period will commence on the first anniversary of the Integration Date and will terminate one day prior to the second anniversary of the Integration Date; and (iii) the third Earnout Period will commence on the second anniversary of the Integration Date and will terminate one day prior to the third anniversary of the Integration Date.

                 "EARNOUT RATIO" means, for each applicable Earnout Period, the quotient of (i) the difference between (A) Pre-Tax Earnings for that Earnout Period and (B) the Threshold





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         Earnout Level for that Earnout Period and (ii) the difference between
         (A) the Maximum Earnout Level for that Earnout Period and (B) the Threshold Earnout Level for that Earnout Period; provided, however, that in the event the Threshold Earnout Level for such Earnout Period is equal to or exceeds the Pre-Tax Earnings for the Earnout Period, the Earnout Ratio shall be zero (0).

                 "INCURRED LOSSES AND LOSS ADJUSTMENT EXPENSES" means, for any period, (A) case basis reserves plus losses incurred but not reported ("IBNR"), including development of losses for the applicable Earnout Period, as of the end of the period, using the latest information available at the conclusion of each Earnout Period or Release Period, plus (B) losses and Loss Adjustment Expenses paid during the period and less (C) case basis reserves plus IBNR, including development of losses for the applicable Earnout Period, as of the beginning of the period, using the latest information available at the conclusion of each Earnout Period or Release Period.

                 "INTEGRATION DATE" means the earlier of (i) the first day of the calendar quarter immediately following the date on which ninety percent (90%) or more of the policies written by or through the Acquired Companies are policies in force of Subsidiaries of Buyer or
         (ii) July 1, 2000, if Buyer has not provided the ability or means to enable ninety percent (90%) or more of direct and/or assumed policies written by or through the Acquired Companies to be policies in force of Subsidiaries of Buyer.

                 "LOSS ADJUSTMENT EXPENSES" means, for any period, expenses incurred in the course of investigating and settling claims, including, without limitation, legal and adjusters' fees and the costs of paying claims and related expenses.

                 "LOSS RATIO" means, for any period, the quotient of (i) Incurred Losses and Loss Adjustment Expenses for the period and (ii) Earned Premiums for the period.

                 "MAXIMUM EARNOUT LEVEL" means the following amounts, corresponding to the applicable Earnout Period: (i) for the first Earnout Period, $11,000,000; (ii) for the second Earnout Period, $16,000,000; and (iii) for the third Earnout Period, $22,000,000.

                 "MAXIMUM EARNOUT PAYMENT" means the following payments, corresponding to the applicable Earnout Period: (i) for the first Earnout Period, 25% of the Earnout Consideration; (ii) for the second Earnout Period, 25% of the Earnout Consideration; and (iii) for the third Earnout Period, 50% of the Earnout Consideration.

                 "PAYMENT DATE" means the date sixty (60) days after the termination of each Earnout Period (or the next succeeding business day if such date is not a business day).

                 "PRE-TAX EARNINGS" means, for each Earnout Period, (a) the net earnings, before all income taxes and interest expense, of Buyer and its Subsidiaries, attributable to the operation of the Acquired Companies, less (b) the amount of the Support Functions Reimbursement, plus (c) investment income on initial imputed capital of $15,000,000,





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
         effective as of the Integration Date, for such Earnout Period, less
         (d) an annual imputed cost of capital charge based on the then-outstanding prime rate at the beginning of each year plus 1% for any incremental growth capital investments attributable to the Acquired Companies. Such incremental capital will be based on capital purchases and a ratio of 2.5 to 1 of (x) net written premiums to (y) net book value less deferred acquisition costs, in accordance with generally accepted accounting principles, consistently applied. Pre-Tax Earnings shall be calculated (i) on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied and (ii) as though the Acquired Companies were a single corporation with all of its shares owned by persons who are neither directly nor indirectly related to Buyer.

                 "RATING REDUCTION" means the occurrence of a rating by A.M. Best Company of Buyer's insurance companies, as a group, below A- ("Excellent").

                 "RELEASE DATE" means the date sixty (60) days after the termination of each Release Period (or the next succeeding business day if such date is not a business day).

                 "RELEASE PERIOD" means the following periods, as applicable:
         (i) the first Release Period for the first Earnout Period will commence one day after the termination date of the first Earnout Period and will terminate on the first anniversary of such termination date, and the second Release Period for the first Earnout Period will commence one day after the first anniversary of the termination date of the first Earnout Period and will terminate on the second anniversary of such termination date; (ii) the first Release Period for the second Earnout Period will commence one day after the termination date of the second Earnout Period and will terminate on the first anniversary of such termination date, and the second Release Period for the second Earnout Period will commence one day after the first anniversary of the termination date of the second Earnout Period and will terminate on the second anniversary of such termination date; and (iii) the first Release Period for the third Earnout Period will commence one day after the termination date of the third Earnout Period and will terminate on the first anniversary of such termination date, and the second Release Period for the third Earnout Period will commence one day after the first anniversary of the termination date of the third Earnout Period and will terminate on the second anniversary of such termination date.

                 "SELLERS' ADVISORY REPRESENTATIVE" means M.B. Johnston, acting on behalf of himself, C. De la Torre, R. De la Torre, M. Johnston and
         R. Mayoral, collectively, or any successor thereto appointed by unanimous agreement of such persons who are not the Sellers' Advisory Representative.

                 "SUBSEQUENT EARNOUT PAYMENT" means (i) the Maximum Earnout Payment for that Earnout Period multiplied by (ii) the Earnout Ratio for that Earnout Period.

                 "SUPPORT FUNCTIONS REIMBURSEMENT" means a monthly fee charged to the Acquired Companies to cover Buyer's expenses in connection with providing direct support functions, such as information systems support, actuarial support, human resources support and accounting support. In the event the Acquired Companies require special attention for any unusual circumstance in any month, the monthly fee may be increased for that month to reflect an amount Buyer reasonably determines is the true cost to Buyer of providing management and support functions to the Acquired Companies. In such case Buyer shall provide, as part of its Computation Statement, the basis for such increased monthly fee.

                 "THRESHOLD EARNOUT LEVEL" means the following amounts, corresponding to the applicable Earnout Period: (i) for the first Earnout Period, $6,000,000; (ii) for the second Earnout Period, $8,000,000; and (iii) for the third Earnout Period, $10,000,000.

         (b) Integration Consideration. Except as provided in this Agreement, Buyer will deliver to Sellers additional consideration (the "Integration Consideration") for the Shares equal to $920,000 within thirty
(30) days after the Integration Date.

         (c)     Subsequent Earnout Payments.

                 (i) On the Payment Date for the first Earnout Period, Buyer will deliver to Sellers additional consideration (the "First Earnout Period Subsequent Earnout Payment") for the Shares, equal to the Subsequent Earnout Payment for the first Earnout Period multiplied by 50%; provided, however, that the amount paid pursuant to this clause (i) shall not exceed 50% of the Maximum Earnout Payment for the first Earnout Period.

                 (ii) On the Payment Date for the second Earnout Period, Buyer will deliver to Sellers additional consideration (the "Second Earnout Period Subsequent Earnout Payment") for the Shares equal to 50% of the Subsequent Earnout Payment for the second Earnout Period; provided, however, that the amount paid pursuant to this clause (ii) shall not exceed 50% of the Maximum Earnout Payment for the second Earnout Period.

                 (iii) On the Payment Date for the third Earnout Period, Buyer will deliver to Sellers additional consideration (the "Third Earnout Period Subsequent Earnout Payment") for the Shares equal to 50% of the Subsequent Earnout Payment for the third Earnout Period; provided, however, that the amount paid pursuant to this clause (iii) shall not exceed 50% of the Maximum Earnout Payment for the third Earnout Period.

                 (iv) Delivery of Computation Statements. At the conclusion of each Earnout Period, Buyer shall prepare a Computation Statement for the Earnout Amount earned during such Earnout Period and shall provide such Computation Statement to the Sellers' Advisory Representative for his review and comments within forty-five (45) days after the termination of such Earnout Period, with a copy thereof to Metis Financial LLC. If, within thirty (30) days after delivery of the Computation Statement to the Sellers' Advisory Representative, the Sellers' Advisory Representative has not given written notice to Buyer disputing such statement and indicating the basis of such dispute such Computation Statement shall be conclusive and binding on Sellers. In the event the Sellers' Advisory Representative gives Buyer such notice of dispute within such 30-day period, Buyer shall pay any amounts due hereunder that are not in dispute, and the Sellers' Advisory Representative and Buyer will use their best efforts to settle the dispute within 30 days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted to a national public accounting firm satisfactory to the Sellers' Advisory Representative and Buyer, or, in the absence of agreement on such firm, to a panel of three public accounting firms, one designated by the Sellers' Advisory Representative, one designated by Buyer and one jointly designated by the other two firms. The decision of such accounting firm or such panel of accounting firms, as the case may be, with respect to such dispute shall be final and binding on the parties hereto. If, as a result of such arbitration, it is determined that Sellers are entitled to an Earnout Amount which exceeds the Earnout Amount set forth on the applicable Computation Statement by an aggregate amount greater than ten percent (10%) of such Earnout Amount, Buyer shall pay the cost of the arbitration. Otherwise, Sellers shall pay the cost of the arbitration. Buyer shall maintain books and records for the Acquired Companies in a manner which will facilitate its calculation of each Earnout Amount and the review by the Sellers' Advisory Representative of each Computation Statement. Buyer shall make available, at Buyer's offices during normal business hours, to the Sellers' Advisory Representative and his attorneys, accountants and other representatives for examination, such of its books of account, contracts, licenses, leases, instruments, commitments, sale orders, purchase orders, records, accountant's work papers and other documents as are relevant to the preparation of the Computation Statement.

         (d)     Retroactive Payments.

                 (i)      First Earnout Period Retroactive Payments.

                                  (A)      On the first anniversary of the
                          Payment Date for the first Earnout Period, Buyer will deliver to Sellers additional consideration (the "First Period Second Year Payment") for the Shares equal to the:

(((((Loss Ratio for the first Earnout Period - Loss Ratio for the first Earnout Period recomputed as of the first anniversary of the end of the first Earnout Period) x Earned Premiums for the first Earnout Period) + Pre-Tax Earnings for the first Earnout Period - Threshold Earnout Level for the first Earnout Period) / (Maximum Earnout Level for the first Earnout Period - Threshold Earnout Level for the first Earnout Period)) x Maximum Earnout Payment for the first Earnout Period x 75%) - First Earnout Period Subsequent Earnout Payment.

                          Provided, however, that if the sum of the First Earnout Period Subsequent Earnout Payment and the First Period Second Year Payment exceeds 75% of the Maximum Earnout Payment for the first Earnout Period, Buyer shall only pay Sellers an amount equal to the difference between (i) 75% of the Maximum Earnout Payment for the first Earnout Period and (ii) the First Earnout Period Subsequent Earnout Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the First Period Second Year Payment is less than zero, no amount shall be paid to Sellers.

                          (B) On the second anniversary of the Payment Date for the first Earnout Period, Buyer will deliver to Sellers additional consideration (the "First Period Third Year Payment") for the Shares equal to the:

(((((Loss Ratio for the first Earnout Period - Loss Ratio for the first Earnout Period recomputed as of the second anniversary of the end of the first Earnout Period) x Earned Premiums for the first Earnout Period) + Pre-Tax Earnings for the first Earnout Period - Threshold Earnout Level for the first Earnout Period) / (Maximum Earnout Level for the first Earnout Period - Threshold Earnout Level for the first Earnout Period)) x Maximum Earnout Payment for the first Earnout Period) - First Earnout Period Subsequent Earnout Payment - First Period Second Year Payment.

                          Provided, however, that if the sum of the First Earnout Period Subsequent Earnout Payment, the First Period Second Year Payment and the First Period Third Year Payment exceeds the Maximum Earnout Payment for the first Earnout Period, Buyer shall only pay Sellers an amount equal to the (i) the Maximum Earnout Payment for the first Earnout Period less
                          (ii) the First Earnout Period Subsequent Earnout Payment less (iii) the First Period Second Year Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the First Period Third Year Payment is less than zero, Sellers shall pay the integral amount of the First Period Third Year Payment to Buyer, not to exceed the sum of (x) the First Earnout Period Subsequent Earnout Payment and
                          (y) the First Period Second Year Payment.

                          The Future Earnout Amount for the First Earnout Period shall be equal to (i) the Maximum Earnout Payment for the first Earnout Period less (ii) the First Earnout Period Subsequent Earnout Payment less
                          (iii) the First Period Second Year Payment less (iv) the First Period Third Year Payment, unless such amount is less than zero, in which case the Future Earnout Amount for the First Earnout Period shall be equal to zero.

                 (ii)     Second Earnout Period Retroactive Payments.

                                  (A)      On the first anniversary of the
                          Payment Date for the second Earnout Period, Buyer will deliver to Sellers additional consideration (the "Second Period Second Year Payment") for the Shares equal to the:

(((((Loss Ratio for the second Earnout Period - Loss Ratio for the second Earnout Period recomputed as of the first anniversary of the end of the second Earnout Period) x Earned Premiums for the second Earnout Period) + Pre-Tax Earnings for the second Earnout Period - Threshold Earnout Level for the second Earnout Period) / (Maximum Earnout Level for the second Earnout Period - Threshold Earnout Level for the second Earnout Period)) x Maximum Earnout Payment for the second Earnout Period x 75%) - Second Earnout Period Subsequent Earnout Payment.

                          Provided, however, that if the sum of the Second Earnout Period Subsequent Earnout Payment and the Second Period Second Year Payment exceeds 75% of the Maximum Earnout Payment for the second Earnout Period, Buyer shall only pay Sellers an amount equal to the difference between (i) 75% of the Maximum Earnout Payment for the second Earnout Period and
                          (ii) the Second Earnout Period Subsequent Earnout Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the Second Period Second Year Payment is less than zero, no amount shall be paid to Sellers.

                          (B) On the second anniversary of the Payment Date for the second Earnout Period, Buyer will deliver to Sellers additional consideration (the "Second Period Third Year Payment") for the Shares equal to the:

(((((Loss Ratio for the second Earnout Period - Loss Ratio for the second Earnout Period recomputed as of the second anniversary of the end of the second Earnout Period) x Earned Premiums for the second Earnout Period) + Pre-Tax Earnings for the second Earnout Period - Threshold Earnout Level for the second Earnout Period) / (Maximum Earnout Level for the second Earnout Period - Threshold Earnout Level for the second Earnout Period)) x Maximum Earnout Payment for the second Earnout Period) - Second Earnout Period Subsequent Earnout Payment - Second Period Second Year Payment.

                          Provided, however, that if the sum of the Second Earnout Period Subsequent Earnout Payment, the Second Period Second Year Payment and the Second Period Third Year Payment exceeds the sum of (x) the Maximum Earnout Payment for the second Earnout Period and (y) the Future Earnout Amount for the First Earnout Period, Buyer shall only pay Sellers an amount equal to the (i) the Maximum Earnout Payment for the second Earnout Period plus (ii) the Future Earnout Amount for the First Earnout Period less (iii) the Second Earnout Period Subsequent Earnout Payment less (iv) the Second Period Second Year Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the Second Period Third Year Payment is less than zero, Sellers shall pay the integral amount of the Second Period Third Year Payment to Buyer, not to exceed the sum of (x) the Second Earnout Period Subsequent Earnout Payment and (y) the Second Period Second Year Payment.

                          The Future Earnout Amount for the Second Earnout Period shall be equal to (i) the Maximum Earnout Payment for the second Earnout Period plus (ii) the Future Earnout Amount for the First Earnout Period less (iii) the Second Earnout Period Subsequent Earnout Payment less (iv) the Second

                          Period Second Year Payment less (v) the Second Period Third Year Payment, unless such amount is less than zero, in which case the Future Earnout Amount for the Second Earnout Period shall be equal to zero.

                 (iii)    Third Earnout Period Retroactive Payments.

                                  (A)      On the first anniversary of the
                          Payment Date for the third Earnout Period, Buyer will deliver to Sellers additional consideration (the "Third Period Second Year Payment") for the Shares equal to the:

         (((((Loss Ratio for the third Earnout Period - Loss Ratio for the third Earnout Period recomputed as of the first anniversary of the end of the third Earnout Period) x Earned Premiums for the third Earnout Period) + Pre-Tax Earnings for the third Earnout Period - Threshold Earnout Level for the third Earnout Period) / (Maximum Earnout Level for the third Earnout Period - Threshold Earnout Level for the third Earnout Period)) x Maximum Earnout Payment for the third Earnout Period x 75%) - Third Earnout Period Subsequent Earnout Payment.

                          Provided, however, that if the sum of the Third Earnout Period Subsequent Earnout Payment and the Third Period Second Year Payment exceeds 75% of the Maximum Earnout Payment for the third Earnout Period, Buyer shall only pay Sellers an amount equal to the difference between (i) 75% of the Maximum Earnout Payment for the third Earnout Period and (ii) the Third Earnout Period Subsequent Earnout Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the Third Period Second Year Payment is less than zero, no amount shall be paid to Sellers.

                          (B) On the second anniversary of the Payment Date for the third Earnout Period, Buyer will deliver to Sellers additional consideration (the "Third Period Third Year Payment") for the Shares equal to the:

(((((Loss Ratio for the third Earnout Period - Loss Ratio for the third Earnout Period recomputed as of the second anniversary of the end of the third Earnout Period) x Earned Premiums for the third Earnout Period) + Pre-Tax Earnings for the third Earnout Period - Threshold Earnout Level for the third Earnout Period) / (Maximum Earnout Level for the third Earnout Period - Threshold Earnout Level for the third Earnout Period)) x Maximum Earnout Payment for the third Earnout Period) - Third Earnout Period Subsequent Earnout Payment - Third Period Second Year Payment.

                          Provided, however, that if the sum of the Third Earnout Period Subsequent Earnout Payment, the Third Period Second Year Payment and the Third Period Third Year Payment exceeds the sum of (x) the Maximum Earnout Payment for the third Earnout Period and (y) the Future Earnout Amount for the Second Earnout Period, Buyer shall only pay Sellers an amount equal to (i) the Maximum Earnout Payment for the third Earnout Period plus (ii) the Future Earnout Amount for the Second Earnout Period less (iii) the Third Earnout Period Subsequent Earnout Payment less (iv) the Third Period Second Year Payment, unless such amount is less than zero, in which case Buyer shall pay no amount to Sellers; and further provided that if the Third Period Third Year Payment is less than zero, Sellers shall pay the integral amount of the Third Period Third Year Payment to Buyer, not to exceed the sum of
                          (x) the Third Earnout Period Subsequent Earnout Payment and (y) the Third Period Second Year Payment.

                 (iv) Delivery of Retroactive Computation Statements. At the conclusion of each Release Period, Buyer shall prepare a Retroactive Computation Statement for the Pre-Tax Earnings recomputed for the applicable Earnout Period and shall provide such Retroactive Computation Statement to the Sellers' Advisory Representative for his review and comments within forty-five (45) days after the termination of such Release Period, with a copy thereof to Metis Financial LLC. If, within thirty (30) days after delivery of the Retroactive Computation Statement to the Sellers' Advisory Representative, the Sellers' Advisory Representative has not given written notice to Buyer disputing such statement and indicating the basis of such dispute such Retroactive Computation Statement shall be conclusive and binding on Sellers. In the event the Sellers' Advisory Representative gives Buyer such notice of dispute within such 30-day period, Buyer shall pay any amounts due hereunder that are not in dispute, and the Sellers' Advisory Representative and Buyer will use their best efforts to settle the dispute within 30 days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted to a national public accounting firm satisfactory to the Sellers' Advisory Representative and Buyer, or, in the absence of agreement on such firm, to a panel of three public accounting firms, one designated by the Sellers' Advisory Representative, one designated by Buyer and one jointly designated by the other two firms. The decision of such accounting firm or such panel of accounting firms, as the case may be, with respect to such dispute shall be final and binding on the parties hereto. If, as a result of such arbitration, it is determined that Sellers are entitled to such disputed amount, Buyer shall pay the cost of the arbitration. Otherwise, Sellers shall pay the cost of the arbitration. Buyer shall maintain books and records for the Acquired Companies in a manner which will facilitate its recomputation of the Pre-Tax Earnings applicable for each Earnout Period and the review by the Sellers' Advisory Representative of each Retroactive Computation Statement. Buyer shall make available, at Buyer's offices during normal business hours, to the Sellers' Advisory Representative and his attorneys, accountants and other representatives for examination, such of its books of account, contracts, licenses, leases, instruments, commitments, sale orders, purchase orders, records, accountant's work papers and other documents as are relevant to the preparation of the Retroactive Computation Statement.

         (e)     Change of Control. Notwithstanding anything in this Section
2.3 to the contrary, after a Change in Control of Buyer and in the event of a Change of Control Trigger, Buyer will deliver to Sellers additional compensation for the Shares, in lieu of any further payments that may be required under this Section 2.3 on or after the date of such Change of Control Trigger, as follows:

                 (i) If the Change of Control Trigger occurs prior to or during the first Earnout Period, an amount equal to $2,329,875 plus the greater of:

                          (A) the Subsequent Earnout Payment for the first Earnout Period, but substituting in the Earnout Ratio the Pre-Tax Earnings for the period commencing on the beginning of the first Earnout Period and terminating on the date of the Change of Control Trigger for the Pre-Tax Earnings for the first Earnout Period; provided, however, that such amount shall not exceed the Maximum Earnout Payment for the first Earnout Period; or

                          (B)     $776,625.

                 (ii) If the Change of Control Trigger occurs during the second Earnout Period, an amount equal to the sum of (1) any amounts still unpaid and as recalculated in accordance with Section 2.3(d), as of the end of the last calendar quarter prior to the date of the Change of Control Trigger and (2) $1,553,250 plus the greater of:

                          (A) the Subsequent Earnout Payment for the second Earnout Period, but substituting in the Earnout Ratio the Pre-Tax Earnings for the period commencing on the beginning of the second Earnout Period and terminating on the date of the Change of Control Trigger for the Pre-Tax Earnings for the second Earnout Period; provided, however, that such amount shall not exceed the sum of (x) the Maximum Earnout Payment for the second Earnout Period and (y) the Future Earnout Amount for the First Earnout Period; or

                          (B)     $776,625.

                 (iii) If the Change of Control Trigger occurs during the third Earnout Period, an amount equal to the sum of (1) any amounts still unpaid and as recalculated in accordance with Section 2.3(d), as of the end of the last calendar quarter prior to the date of the Change of Control Trigger and (2) the greater of:

                          (A) the Subsequent Earnout Payment for the third Earnout Period, but substituting in the Earnout Ratio the Pre-Tax Earnings for the period commencing on the beginning of the third Earnout Period and terminating on the date of the Change of Control Trigger for the Pre-Tax Earnings for the third Earnout Period; provided, however, that such amount shall not exceed the sum of (x) the Maximum Earnout Payment for the third Earnout Period and (y) the Future Earnout Amount for the Second Earnout Period;

                          (B)     $1,553,250; or

                          (C) the sum of all amounts earned by Sellers pursuant to this Section 2.3 attributable to the first two Earnout Periods as recalculated in accordance with Section 2.3(d) as of the end of the last calendar quarter prior to the date of the Change of Control Trigger, multiplied by 75%.

                 (iv) Buyer shall deliver the amount owed to Sellers pursuant to this Section 2.3(e) within sixty (60) days of the date of the Change of Control Trigger.

                 (v) Any dispute, controversy or claim arising out of or in relation to or connection to this Section 2.3(e), including without limitation any dispute as to whether a Change of Control Trigger has occurred, shall be exclusively and finally settled by arbitration, and Buyer or the Sellers' Advisory Representative (each, for the purpose of this Section 2.3(e)(v), a "Party" and collectively, the "Parties") may submit such dispute, controversy or claim to arbitration.

                          (A) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the Parties; provided, however, that if the dispute and any dispute under corresponding provisions of any of the respective Purchase Agreements involve, in the aggregate more than $3,750,000, then the arbitration shall be heard and determined by three
                 (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each Party shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the Party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last Party- appointed arbitrator. If
                 (x) the Parties cannot agree on the sole arbitrator, (y) one Party refuses to appoint its Party-appointed arbitrator within said thirty (30) day period or (z) the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                          (B) Proceedings. Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

                                  (1) The arbitration proceedings shall be held in Fort Worth, Texas, at a site chosen by mutual agreement of the Parties, or if the Parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                                  (2)      The arbitrators shall be and remain
                          at all times wholly independent and impartial;

                                  (3) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                                  (4) Any procedural issues not determined under the arbitral rules selected pursuant to item
                          (3) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                                  (5)      The costs of the arbitration
                          proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                                  (6)      The decision of the arbitrators
                          shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Person resisting such enforcement;

                                  (7)      The award shall include interest
                          from the date of any breach or violation of this
                          Section 2.3(e), as determined by the arbitral award, and from the date of the award until paid in full, at 5% per annum; and

                                  (8)      Judgment upon the award may be
                          entered in any court having jurisdiction over the person or the assets of the Person owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         (f) After a Rating Reduction of Buyer, thirty (30) days after the end of each quarter during each Earnout Period, Buyer shall place an amount into an escrow account, such that the escrow account contains an amount equal to the Subsequent Earnout Payment for such Earnout Period, as calculated pursuant to Section 2.3(c) but based on the Pre-Tax Earnings of such quarter on an annualized basis. The escrow agent shall then be responsible for all payments under Sections 2.3(c) and (d). Buyer and Sellers shall, within 180 days after Closing, negotiate a form of an escrow agreement and use their Best Efforts to identify a financial institution that would be willing to perform the transactions contemplated by this Section 2.3(f). In the event that no such financial institution is identified, Buyer and Sellers shall negotiate in good faith to determine a mutually acceptable alternative.

         (g)     An example of the payments to be made pursuant to this Section
2.3 is attached hereto as Exhibit B. Such example is for illustrative purposes only.

         2.4 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on a date that is no later than five (5) days after all conditions to Closing have been satisfied, or at such other time and place as the parties may agree. Subject to the provisions of Article XI, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.5     Closing Obligations.  At the Closing:

         (a)     Sellers will deliver to Buyer:

                 (i) certificate(s) representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                 (ii) a release in the form of Exhibit 2.5(a)(ii) executed by Sellers ("Sellers' Release");

                 (iii) an employment agreement in the form of Exhibit 2.5(a)(iii), executed by C. De la Torre ("C. De la Torre Employment Agreement");

                 (iv) a certificate executed by Sellers and the Companies, representing and warranting to Buyer that each of Sellers' and the Companies' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter delivered by Sellers and the Companies to Buyer prior to the Closing Date in accordance with Section 7.5); and

                 (v) an opinion of Packman, Neuwahl & Rosenberg, P.A., dated the Closing Date, in the form agreed to by the parties.

         (b)     Buyer will deliver to Sellers:

                 (i) $8,280,000 by wire transfer payable to the order of Sellers.

                 (ii) a certificate executed by Buyer, representing and warranting to Seller that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Buyer's Disclosure Letter prior to the Closing Date in accordance with Section 8.4);

                 (iii)    the C. De la Torre Employment Agreement, executed by
         Buyer;

                 (iv) an opinion of Haynes and Boone, LLP, dated the Closing Date, in the form agreed to by the parties; and

                 (v)      the Interest due pursuant to Section 2.6 hereof.

         2.6 Interest on Purchase Price. In the event that the Closing Date does not occur within ninety (90) days of the date of this Agreement, for any reason solely the fault of Buyer, Buyer shall pay Sellers interest on the Initial Purchase Price, commencing on the 91st day after the date of this Agreement and continuing to accrue until the Closing Date, at an interest rate of 5% per annum (the "Interest"). The Interest shall be payable at Closing.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF C. DE LA TORRE AND NSL

         C. De la Torre and NSL jointly and severally represent and warrant to Buyer as follows:

         3.1     Organization and Good Standing.

         (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list, for NSL and each Subsidiary of NSL (NSL, together with each Subsidiary of NSL, collectively referred to herein as the "NSL Acquired Companies"), of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each NSL Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each NSL Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. No jurisdiction, other than those listed in Part 3.1 of the Disclosure Letter, has claimed, in writing, that any NSL Acquired Company is required to hold a Governmental Authorization, and none of the NSL Acquired Companies files or is required to file any Tax Returns in any other jurisdiction.

         (b) C. De la Torre has delivered to Buyer copies of the Organizational Documents of each NSL Acquired Company, as currently in effect.

         3.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of NSL and C. De la Torre, enforceable against NSL and C. De la Torre in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by C. De la Torre of the C. De la Torre Employment Agreement and the Sellers' Release (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of C. De la Torre, enforceable against C. De la Torre in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity.
C. De la Torre has all right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform his obligations under this Agreement and the Sellers' Closing Documents. NSL has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of any of the NSL Acquired Companies; (ii) conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any NSL Acquired Company or
C. De la Torre, or any of the assets owned or used by any NSL Acquired Company, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Insurance Permit or other Governmental Authorization that is held by any NSL Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any NSL Acquired Company; (iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any NSL Acquired Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, neither
C. De la Torre nor any NSL Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 Capitalization. The authorized equity securities of NSL consist of 100 shares of common stock, $1.00 par value per share, of which
21.0526 shares are issued and outstanding. The ownership of NSL is as set forth on Exhibit A hereto. C. De la Torre is and will be on the Closing Date the record and beneficial owner and holder of 10 shares of NSL Common Stock, free and clear of all Encumbrances. NSL has no other class or series of capital stock authorized, issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any NSL Acquired Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the NSL Acquired Companies. With the exception of the shares listed on Exhibit A hereto, all of the outstanding equity securities and other securities of each NSL Acquired Company are owned of record and beneficially by one or more of the NSL Acquired Companies, free and clear of all Encumbrances.

         Except as set forth in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any NSL Acquired Company. All of the outstanding equity securities of each NSL Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any NSL Acquired Company. None of the outstanding equity securities or other securities of any NSL Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No NSL Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than NSL Acquired Companies) or any direct or indirect equity or ownership interest in any other business. Except as set forth in Part 3.3 of the Disclosure Letter, there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of any NSL Acquired Company.

         3.4     Financial Statements.  C. De la Torre has delivered to Buyer:
(a) audited balance sheets of the NSL Acquired Companies as of December 31 in each of the years 1995 and 1996, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Rachlin, Cohen & Holtz (or the predecessors thereto, Mukamal, Appel, Fromberg & Margolies, P.A.), independent certified public accountants, (b) a balance sheet of the NSL Acquired Companies as of December 31, 1997 (including the notes thereto, the "NSL Balance Sheet"), and the related statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Rachlin, Cohen & Holtz, independent certified public accountants. C. De la Torre shall deliver to Buyer at least fifteen (15) days prior to Closing a reviewed balance sheet of the NSL Acquired Companies as of July 31, 1998 (the "NSL Interim Balance Sheet") and the related reviewed statements of income, changes in shareholders' equity, and cash flow for the seven (7) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the NSL Acquired Companies at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the NSL Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the NSL Acquired Companies are required by GAAP to be included in the financial statements of NSL.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the NSL Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the NSL Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the NSL Acquired Companies, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the NSL Acquired Companies.

         3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any NSL Acquired Company. C. De la Torre has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the NSL Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of C. De la Torre or the NSL Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the NSL Acquired Companies or reflected as owned in the books and records of the NSL Acquired Companies, including all of the properties and assets reflected in the NSL Balance Sheet and the NSL Interim Balance Sheet (except for personal property sold since the date of the NSL Balance Sheet and the NSL Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the NSL Acquired Companies since the date of the NSL Balance Sheet (except for personal property acquired and sold since the date of the NSL Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the NSL Balance Sheet and the NSL Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         3.7 Accounts Receivable. All accounts receivable of the NSL Acquired Companies that are reflected on the NSL Balance Sheet or the NSL Interim Balance Sheet or on the accounting records of the NSL Acquired Companies as of the Closing Date (collectively, the "NSL Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the NSL Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the NSL Balance Sheet or the NSL Interim Balance Sheet or on the accounting records of the NSL Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the NSL Accounts Receivable as of the Closing Date than the reserve with respect to the NSL Accounts Receivable as reflected in the NSL Interim Balance Sheet and will not represent a material adverse change in the composition of such NSL Accounts Receivable in terms of aging). Subject to such reserves, each of the NSL Accounts Receivable either has been or, to the Knowledge of NSL and C. De la Torre, will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an NSL Accounts Receivable relating to the amount or validity of such NSL Accounts Receivable. Part 3.7 of the Disclosure Letter contains a complete and accurate list of all NSL Accounts Receivable as of the date of the NSL Interim Balance Sheet, which list sets forth the aging of such NSL Accounts Receivable.

         3.8 No Undisclosed Liabilities. Except as set forth in Part 3.8 of the Disclosure Letter, the NSL Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the NSL Balance Sheet or the NSL Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.9     Taxes.

         (a) The NSL Acquired Companies or C. De la Torre, as applicable, have filed or caused to be filed (on a timely basis since 1995) all Tax Returns that are or were required to be filed by or with respect to any of the NSL Acquired Companies, pursuant to applicable Legal Requirements. C. De la Torre has delivered or made available to Buyer copies of, and Part 3.9 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1995. The NSL Acquired Companies or C. De la Torre, as applicable, have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by C. De la Torre or any NSL Acquired Company, except such Taxes, if any, as are listed in Part 3.9 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the NSL Balance Sheet and the NSL Interim Balance Sheet.

         (b) Part 3.9 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.9 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.9 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any NSL Acquired Company or C. De la Torre for all taxable years since 1995 with respect to or that are directly or indirectly related to any NSL Acquired Company, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.9 of the Disclosure Letter, neither C. De la Torre nor any NSL Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of, with respect to, or that are directly or indirectly related to any NSL Acquired Company or for which C. De la Torre or any NSL Acquired Company may be liable.

         (c) The charges, accruals, and reserves with respect to, or that are directly or indirectly related to, Taxes on the respective books of each NSL Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that NSL Acquired Company's liability for Taxes. There exists no proposed tax assessment against any NSL Acquired Company or C. De la Torre with respect to or that is directly or indirectly related to any NSL Acquired Company except as disclosed in the NSL Balance Sheet or in Part 3.9 of the Disclosure Letter. All Taxes with respect to or that are directly or indirectly related to any NSL Acquired Company that any NSL Acquired Company or C. De la Torre is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by any NSL Acquired Company or by C. De la Torre with respect to or that are directly or indirectly related to any NSL Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any NSL Acquired Company after the date of this Agreement. Each NSL Acquired Company is an "S" corporation (or a Qualified Subchapter S Subsidiary, as the case may be), and NSL has had a valid "S" corporation election in effect under Section 1362(a) of the IRC since January 1, 1996. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), no NSL Acquired Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 3.9 of the Disclosure Letter lists all such target affiliates.

         3.10 No Material Adverse Change. Since the date of the NSL Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any NSL Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.11 Employee Benefit Plans. Except as set forth in Part 3.11 of the Disclosure Letter, neither NSL nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in NSL or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans of NSL previously have been furnished to Buyer. The Employee Benefit Plans of NSL are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by NSL under ERISA or the terms of the Employee Benefit Plans of NSL, or any other applicable law or agreement which could give rise to any liability of NSL, whether under ERISA, the IRC or other laws or agreements. Neither NSL nor any Plan Affiliate maintains or contributes to, or has maintained or contributed to, any Employee Benefit Plan subject to Title IV of ERISA.

         3.12    Compliance with Legal Requirements; Governmental
Authorizations.

         (a) Except as set forth in Part 3.12 of the Disclosure Letter, each NSL Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (b) Part 3.12 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization, including each Governmental Authorization to conduct insurance, insurance agency or brokerage and premium finance business and each Insurance Permit, that is held by any NSL Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any NSL Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.12 of the Disclosure Letter is valid and in full force and effect. Each NSL Acquired Company owns or possesses all right, title and interest in and to all of the Governmental Authorizations and Insurance Permits that are necessary to enable it to carry on the business of such NSL Acquired Company as presently conducted. Each NSL Acquired Company has taken all necessary action to maintain such Governmental Authorizations.
No loss or expiration of any such Governmental Authorization is threatened, pending or, to the Knowledge of NSL and C. De la Torre, reasonably foreseeable. The consummation of the transactions contemplated hereby will not result in the suspension, modification, cancellation, revocation or nonrenewal of any such Governmental Authorization. Except for compliance with periodic renewal procedures, no approvals or authorizations are required to permit the NSL Acquired Companies to continue their business as presently conducted, following the Closing.

         (c) None of the NSL Acquired Companies or, to the Knowledge of C. De la Torre and NSL, any of its agents or brokers are engaged in any insurance agency or brokerage or premium finance business in any jurisdiction in which it is not duly authorized or qualified to transact such business.

         (d) Except as set forth in Part 3.12 of the Disclosure Letter, each of the NSL Acquired Companies has filed all material reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to any Governmental Body. Except as set forth in Part 3.12 of the Disclosure Letter, all such reports, statements, registrations, applications, filings, documents and submissions were in compliance in all material respects with all applicable Legal Requirements when filed, and no material deficiencies have been asserted by any Governmental Body with respect thereto.

         (e) C. De la Torre has furnished to Buyer true and complete copies of all annual and quarterly statements filed with or submitted to any state insurance regulatory authority and all reports of examinations (whether financial, market conduct or other) issued by any state insurance regulatory authorities in respect of any of the NSL Acquired Companies covering, in whole or in part, any period on or after January 1, 1993, together with true and complete copies of all written responses submitted by or on behalf of any of C. De la Torre, the NSL Acquired Companies or their Affiliates in respect of any such report of examination. In addition, C. De la Torre has made, or has caused the NSL Acquired Companies to make, available to Buyer all files of C. De la Torre and the NSL Acquired Companies relating to correspondence with insurance regulatory authorities and other Governmental Bodies.

         3.13    Legal Proceedings; Orders.

         (a) Except as set forth in Part 3.13 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against any NSL Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any NSL Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of C. De la Torre and NSL, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding not in the Ordinary Course of Business of the NSL Acquired Companies. C. De la Torre has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.13 of the Disclosure Letter. The Proceedings listed in Part 3.13 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any NSL Acquired Company.

         (b) Except as set forth in Part 3.13 of the Disclosure Letter: (i) there is no Order to which any of the NSL Acquired Companies, or any of the assets owned or used by any NSL Acquired Company, is subject; and (ii) each NSL Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

         (c) Except as set forth in Part 3.13 of the Disclosure Letter, no claim is pending nor, to the Knowledge of C. De la Torre or NSL, threatened against any of the NSL Acquired Companies by any state insurance Governmental Body.

         3.14    Absence of Certain Changes and Events.  Except as set forth in
Part 3.14 of the Disclosure Letter, since the date of the NSL Balance Sheet, the NSL Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any NSL Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any NSL Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any NSL Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any NSL Acquired Company;

         (c) payment or increase by any NSL Acquired Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan for or with any employees of any NSL Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any NSL Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the NSL Acquired Companies, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any NSL Acquired Company of at least $10,000;

         (g) sale, lease, or other disposition of any material asset or property of any NSL Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any NSL Acquired Company, including the sale, lease, or other disposition of any of the NSL Intellectual Property Assets (as defined in Section 3.20)

         (h) cancellation or waiver of any claims or rights with a value to any NSL Acquired Company in excess of $10,000;

         (i) material change in the accounting methods used by any NSL Acquired Company;

         (j) agreement, whether oral or written, by any NSL Acquired Company to do any of the foregoing; or

         (k) change in its business, underwriting, billing, reserving, reinsurance, investment or claims adjustment policies and practices or any change in any activity that (i) has had the effect of accelerating the recording and billing of premiums or accounts receivable or delaying the payment of expenses or the establishment of loss and loss adjustment expense and other reserves in connection with the business or any material accounts of any of the NSL Acquired Companies or (ii) has had the effect of materially altering, modifying or changing the historic financial or accounting practices or policies of any of the NSL Acquired Companies, including accruals of and reserves for Taxes.

         3.15    Contracts; No Defaults.

         (a) Part 3.15(a) of the Disclosure Letter contains a complete and accurate list, and C. De la Torre has delivered to Buyer true and complete copies, of all the material Contracts of each NSL Acquired Company. Part 3.15(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the NSL Acquired Companies under the Contracts, and the NSL Acquired Companies' office where details relating to the Contracts are located.

         (b) Except as set forth in Part 3.15(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.15(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

         (c)     Except as set forth in Part 3.15(c) of the Disclosure Letter:

                 (i) each NSL Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which such NSL Acquired Company has or had any obligation or liability or by which such NSL Acquired Company or any of the assets owned or used by such NSL Acquired Company is or was bound;

                 (ii) each other Person that has or had any obligation or liability under any Contract under which an NSL Acquired Company has or had any rights is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may conflict with, or result in a violation or breach of, or give any NSL Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                 (iv) no NSL Acquired Company has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

         (d) The Contracts relating to the sale or provision of services by the NSL Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.16    Insurance.

         (a) C. De la Torre has delivered to Buyer true and complete copies of all policies of insurance to which any NSL Acquired Company is a party or under which any NSL Acquired Company, or any director of any NSL Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

         (b) Part 3.16(b) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years, a summary of the loss experience under each policy in the possession of C. De la Torre or any of the NSL Acquired Companies. NSL and C. De la Torre have no Knowledge of any loss experience that would affect future potential insurability with respect to such policies.

         (c)     Except as set forth in Part 3.16(c) of the Disclosure Letter:

                 (i) All policies to which any NSL Acquired Company is a party or that provide coverage to any NSL Acquired Company or any director or officer of an NSL Acquired Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage as is customary for similar entities in similar businesses for the assets and the operations of the NSL Acquired Companies for all risks to which the NSL Acquired Companies are normally exposed; (C) are sufficient for compliance with all Legal Requirements and Contracts to which any NSL Acquired Company is a party or by which any of them is bound; and (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

                 (ii) No NSL Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                 (iii) The NSL Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any NSL Acquired Company is a party or that provides coverage to any NSL Acquired Company or director thereof.

                 (iv) The NSL Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         3.17 Environmental Matters. Except as set forth in Part 3.17 of the Disclosure Letter, to the Knowledge of C. De la Torre and NSL, each of the NSL Acquired Companies is in compliance with all Environmental Laws, the failure to comply with which could have a Material Adverse Effect. Neither C. De la Torre nor any of the NSL Acquired Companies has received notice of any material violation by any of the NSL Acquired Companies of, or material default by the same under, any Environmental Law, and neither C. De la Torre nor NSL has any Knowledge of any existing facts or circumstances that are likely to result in any such violation or default. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of C. De la Torre and NSL, threatened against any of the NSL Acquired Companies that alleges or would allege any violation of any Environmental Law.

         3.18    Employees.

         (a) Part 3.18 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the NSL Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and, with respect to any employee paid $50,000 or more annually, any change in compensation since January 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any NSL Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other Employee Benefit Plan or any Director Plan.

         (b) No employee or director of any NSL Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any Proprietary Rights Agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the NSL Acquired Companies, or (ii) the ability of any NSL Acquired Company to conduct its business, including any Proprietary Rights Agreement with C. De la Torre or the NSL Acquired Companies by any such employee or director. To C. De la Torre's and NSL's Knowledge, no director, officer, or other key employee of any NSL Acquired Company intends to terminate his employment with such NSL Acquired Company.

         (c) Part 3.18 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the NSL Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.19 Labor Relations; Compliance. Except as set forth on Part 3.19 of the Disclosure Letter, since January 1, 1995, no NSL Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and, to the Knowledge of NSL and C. De la Torre, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, lockout or employee grievance process, (b) any Proceeding against or affecting any NSL Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters or (c) any application for certification of a collective bargaining agent. Each NSL Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and occupational safety and health. No NSL Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.20    Intellectual Property.

         (a) Each NSL Acquired Company (i) owns or has ordered all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 3.20(a) of the Disclosure Letter (the "NSL Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Disclosure Letter, (iii) pays no royalties to anyone with respect to any such items, and (iv) has full and lawful right to bring actions for the infringement thereof. Each NSL Acquired Company owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted, the absence of which would have a material adverse effect or the potential for a material adverse effect on such NSL Acquired Company.

         (b) Except as set forth in Part 3.20(b) of the Disclosure Letter, NSL has no Knowledge nor has received any notice to the effect that any service it or any other NSL Acquired Company provides or sells, or any process or method it employs in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against any NSL Acquired Company contesting its right to use or the validity of any of the NSL Intellectual Property Assets or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights thereunder or which would prevent the sale of any service provided or sold by it.

         (c) Each NSL Acquired Company has established a strategic plan and provided Buyer with an accurate and complete copy of such plan and a schedule of the amount of capital and resources reasonably believed to be necessary to institute software systems such that each NSL Acquired Company will be Year 2000 Compliant upon the completion of such plan.

         3.21 Certain Payments. Since January 1, 1995, no NSL Acquired Company or director, officer, agent, or employee of any NSL Acquired Company, or any other Person associated with or acting for or on behalf of any NSL Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any NSL Acquired Company or any affiliate of an NSL Acquired Company, or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the NSL Acquired Companies.

         3.22    Disclosure.

         (a) No representation or warranty of C. De la Torre or NSL in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to C. De la Torre or NSL that has specific application to C. De la Torre or any NSL Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as C. De la Torre or NSL can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the NSL Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         3.23    Relationships with Related Persons.  Except as set forth in
Part 3.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any NSL Acquired Company has, or since January 1, 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the

NSL Acquired Companies' businesses. Except as set forth in Part 3.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any NSL Acquired Company is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any NSL Acquired Company, or (ii) engaged in competition with any NSL Acquired Company with respect to any line of the products or services of such NSL Acquired Company ("NSL Competing Business") in any market presently served by such NSL Acquired Company. Except as set forth in Part 3.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any NSL Acquired Company is a party to any Contract with, or has any claim or right against, any NSL Acquired Company.

         3.24 Agents and Producers. Part 3.24 of the Disclosure Letter lists all agents, brokers, producers, underwriting managers and other Persons of each of the NSL Acquired Companies who were paid, directly or indirectly, at least $25,000 in commissions by or through any of the NSL Acquired Companies, during the year ended December 31, 1997, including the total amount of commissions paid to such Persons in such year. To the Knowledge of NSL and C. De la Torre, each of the NSL Acquired Companies generally enjoys good relations with the Persons listed on Part 3.24 of the Disclosure Letter as a whole, and also generally enjoys good relations with its other insurance agents, brokers and producers as a whole. To the Knowledge of C. De la Torre and NSL, all Persons listed on Part 3.24 of the Disclosure Letter are duly licensed to act as agents, brokers or producers in the jurisdictions where they engage in such activities.

         3.25 Threats of Cancellation. Except as set forth in Part 3.25 of the Disclosure Letter hereto, since January 1, 1996, no policyholder or group of policyholders under a group policy, or agent, broker, producer or other Person writing, selling or producing insurance, reinsurance or retrocessional coverage, which, individually or in the aggregate together with other related policyholders, agents, brokers and producers, accounted for one percent (1%) or more of the aggregate gross premiums written by or through the NSL Acquired Companies in any year ended since December 31, 1996, has terminated or given written notice of termination of its relationship with any of the NSL Acquired Companies. The NSL Acquired Companies have received no notice that any such policyholder, group of policyholders, agent, broker, producer or other such Person will or is reasonably likely to terminate such relationship as a result of the transactions contemplated by this Agreement.

         3.26 Investments. Part 3.26 of the Disclosure Letter contains (a) a true and complete list of all securities and other investments owned by each of the NSL Acquired Companies as of the end of the most recent calendar month, including the date of purchase, book value or amortized cost, market value and carrying value thereof on the books and records of account of such NSL Acquired Company as of such date and (b) the Investment Guidelines of each such NSL Acquired Company. Except as set forth in Part 3.26 of the Disclosure Letter, none of the securities and other investments owned by such Persons is in default in the payment of principal or interest or dividends. All such securities and other investments substantially comply with the Investment Guidelines and all insurance laws and regulations of each of the jurisdictions to which the NSL Acquired Companies are subject with respect thereto.

         3.27 Bank Accounts. Part 3.27 of the Disclosure Letter contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any of the NSL Acquired Companies has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and
(c) the name of every Person authorized to draw thereon or having access thereto.

         3.28 Brokers or Finders. Except for those certain obligations to Metis Financial LLC, C. De la Torre, each NSL Acquired Company and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF SELLERS AND DLT

         Sellers and DLT jointly and severally represent and warrant to Buyer as follows:

         4.1     Organization and Good Standing.

         (a) Part 4.1 of the Disclosure Letter contains a complete and accurate list, for DLT and each Subsidiary of DLT (DLT, together with each Subsidiary of DLT, collectively referred to herein as the "DLT Acquired Companies"), of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each DLT Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each DLT Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. No jurisdiction, other than those listed in Part 4.1 of the Disclosure Letter, has claimed, in writing, that any DLT Acquired Company is required to hold a Governmental Authorization, and none of the DLT Acquired Companies files or is required to file any Tax Returns in any other jurisdiction.

         (b) Sellers have delivered to Buyer copies of the Organizational Documents of each DLT Acquired Company, as currently in effect.

         4.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of DLT and Sellers, enforceable against DLT and Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Sellers of the Sellers' Closing Documents, the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Sellers have all right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents. DLT has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (b) Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of any of the DLT Acquired Companies; (ii) conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any DLT Acquired Company or any Seller, or any of the assets owned or used by any DLT Acquired Company, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Governmental Authorization that is held by any DLT Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any DLT Acquired Company; (iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any DLT Acquired Company.

         Except as set forth in Part 4.2 of the Disclosure Letter, no Seller or DLT Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 Capitalization. The authorized equity securities of DLT consist of 500 shares of common stock, $1.00 par value per share, of which
228.571 shares are issued and outstanding. The ownership of DLT is as set forth on Exhibit A hereto. Sellers are and will be on the Closing Date the record and beneficial owners and holders of 200 shares of DLT Common Stock, free and clear of all Encumbrances. DLT has no other class or series of capital stock authorized, issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any DLT Acquired Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the DLT Acquired Companies. With the exception of the shares listed on Exhibit A hereto, all of the outstanding equity securities and other securities of each DLT Acquired Company are owned of record and beneficially by one or more of the DLT Acquired Companies, free and clear of all Encumbrances.

         Except as set forth in Part 4.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any DLT Acquired Company. All of the outstanding equity securities of each DLT Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any DLT Acquired Company. None of the outstanding equity securities or other securities of any DLT Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No DLT Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than DLT Acquired Companies) or any direct or indirect equity or ownership interest in any other business. Except as set forth in Part 4.3 of the Disclosure Letter, there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of any DLT Acquired Company.

         4.4 Financial Statements. Sellers have delivered to Buyer: (a) unaudited balance sheets of the DLT Acquired Companies as of December 31 in each of the years 1995 and 1996, and the related unaudited statements of income for each of the fiscal years then ended and (b) an unaudited balance sheet of the DLT Acquired Companies as of December 31, 1997 (including the notes thereto, the "DLT Balance Sheet"), and the related unaudited statements of income for the fiscal year then ended. Sellers shall deliver to Buyer at least fifteen (15) days prior to Closing: (a) audited balance sheets of the DLT Acquired Companies as of December 31 in each of the years 1996 and 1997, and the related audited statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended and (b) a reviewed balance sheet of the DLT Acquired Companies as of July 31, 1998 (the "DLT Interim Balance Sheet") and the related reviewed statements of income, changes in shareholders' equity and cash flows for the seven (7) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations of the DLT Acquired Companies at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the DLT Balance Sheet); the financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the DLT Acquired Companies are required by GAAP to be included in the financial statements of DLT.

         4.5 Books and Records. The books of account, minute books, stock record books, and other records of the DLT Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the DLT Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the DLT Acquired Companies, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the DLT Acquired Companies.

         4.6 Title to Properties; Encumbrances. Part 4.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any DLT Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the DLT Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the DLT Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the DLT Acquired Companies or reflected as owned in the books and records of the DLT Acquired Companies, including all of the properties and assets reflected in the DLT Balance Sheet and the DLT Interim Balance Sheet (except for personal property sold since the date of the DLT Balance Sheet and the DLT Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the DLT Acquired Companies since the date of the DLT Balance Sheet (except for personal property acquired and sold since the date of the DLT Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than short-term investments) are listed in Part 4.6 of the Disclosure Letter. All material properties and assets reflected in the DLT Balance Sheet and the DLT Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         4.7 Accounts Receivable. All accounts receivable of the DLT Acquired Companies that are reflected on the DLT Balance Sheet or the DLT Interim Balance Sheet or on the accounting records of the DLT Acquired Companies as of the Closing Date (collectively, the "DLT Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the DLT Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the DLT Balance Sheet or the DLT Interim Balance Sheet or on the accounting records of the DLT Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the DLT Accounts Receivable as of the Closing Date than the reserve with respect to the DLT Accounts Receivable as reflected in the DLT Interim Balance Sheet and will not represent a material adverse change in the composition of such DLT Accounts Receivable in terms of aging). Subject to such reserves, each of the DLT Accounts Receivable either has been or, to the Knowledge of DLT and Sellers, will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of a DLT Accounts Receivable relating to the amount or validity of such DLT Accounts Receivable. Part 4.7 of the Disclosure Letter contains a complete and accurate list of all DLT Accounts Receivable as of the date of the DLT Interim Balance Sheet, which list sets forth the aging of such DLT Accounts Receivable.

         4.8 No Undisclosed Liabilities. Except as set forth in Part 4.8 of the Disclosure Letter, the DLT Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the DLT Balance Sheet or the DLT Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         4.9     Taxes.

         (a) The DLT Acquired Companies or Sellers, as applicable, have filed or caused to be filed (on a timely basis since 1995) all Tax Returns that are or were required to be filed by or with respect to any of the DLT Acquired Companies, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Part 4.9 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1995. The DLT Acquired Companies or Sellers, as applicable, have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any DLT Acquired Company, except such Taxes, if any, as are listed in Part 4.9 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the DLT Balance Sheet and the DLT Interim Balance Sheet.

         (b) Part 4.9 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 4.9 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 4.9 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any DLT Acquired Company or Sellers for all taxable years since 1995 with respect to or that are directly or indirectly related to any DLT Acquired Company, and the resulting deficiencies proposed by the IRS. Except as described in Part 4.9 of the Disclosure Letter, no Seller or DLT Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of, with respect to, or that are directly or indirectly related to any DLT Acquired Company or for which Sellers or any DLT Acquired Company may be liable.

         (c) The charges, accruals, and reserves with respect to, or that are directly or indirectly related to, Taxes on the respective books of each DLT Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that DLT Acquired Company's liability for Taxes. There exists no proposed tax assessment against any DLT Acquired Company or Sellers with respect to or that is directly or indirectly related to any DLT Acquired Company except as disclosed in the DLT Balance Sheet or in Part 4.9 of the Disclosure Letter. All Taxes with respect to or that are directly or indirectly related to any DLT Acquired Company that any DLT Acquired Company or Seller is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by any DLT Acquired Company or by Sellers with respect to or that are directly or indirectly related to any DLT Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any DLT Acquired Company after the date of this Agreement. Each DLT Acquired Company is an "S" corporation (or a Qualified Subchapter S Subsidiary, as the case may be), and DLT has had a valid "S" corporation election in effect under Section 1362(a) of the IRC since January 1, 1996. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), no DLT Acquired Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 4.9 of the Disclosure Letter lists all such target affiliates.

         4.10 No Material Adverse Change. Since the date of the DLT Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any DLT Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         4.11 Employee Benefit Plans. Except as set forth in Part 4.11 of the Disclosure Letter, neither DLT nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in DLT or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans of DLT previously have been furnished to Buyer. The Employee Benefit Plans of DLT are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by DLT under ERISA or the terms of the Employee Benefit Plans of DLT, or any other applicable law or agreement which could give rise to any liability of DLT, whether under ERISA, the IRC or other laws or agreements. Neither DLT nor any Plan Affiliate maintains or contributes to, or has maintained or contributed to, any Employee Benefit Plan subject to Title IV of ERISA.

         4.12    Compliance with Legal Requirements; Governmental
Authorizations.

         (a) Except as set forth in Part 4.12 of the Disclosure Letter, each DLT Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (b) Part 4.12 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any DLT Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any DLT Acquired Company. Each Governmental Authorization listed or required to be listed in Part 4.12 of the Disclosure Letter is valid and in full force and effect. Each DLT Acquired Company owns or possesses all right, title and interest in and to all of the Governmental Authorizations that are necessary to enable it to carry on the business of such DLT Acquired Company as presently conducted. Each DLT Acquired Company has taken all necessary action to maintain such Governmental Authorizations. No loss or expiration of any such Governmental Authorization is threatened, pending or, to the Knowledge of DLT and Sellers, reasonably foreseeable. The consummation of the transactions contemplated hereby will not result in the suspension, modification, cancellation, revocation or nonrenewal of any such Governmental Authorization. Except for compliance with periodic renewal procedures, no approvals or authorizations are required to permit the DLT Acquired Companies to continue their business as presently conducted, following the Closing.

         (c) Except as set forth in Part 4.12 of the Disclosure Letter, each of the DLT Acquired Companies has filed all material reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Body. Except as set forth in Part 4.12 of the Disclosure Letter, all such reports, statements, registrations, applications, filings, documents and submissions were in compliance in all material respects with all applicable Legal Requirements when filed, and no material deficiencies have been asserted by any Governmental Body with respect thereto.

         4.13    Legal Proceedings; Orders.

         (a) Except as set forth in Part 4.13 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against any DLT Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any DLT Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of each of the Sellers and DLT, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding not in the Ordinary Course of Business of the DLT Acquired Companies. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
4.13 of the Disclosure Letter. The Proceedings listed in Part 4.13 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any DLT Acquired Company.

         (b) Except as set forth in Part 4.13 of the Disclosure Letter: (i) there is no Order to which any of the DLT Acquired Companies, or any of the assets owned or used by any DLT Acquired Company, is subject; and (ii) each DLT Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

         4.14    Absence of Certain Changes and Events.  Except as set forth in
Part 4.14 of the Disclosure Letter, since the date of the DLT Balance Sheet, the DLT Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any DLT Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any DLT Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any DLT Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any DLT Acquired Company;

         (c) payment or increase by any DLT Acquired Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan for or with any employees of any DLT Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any DLT Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the DLT Acquired Companies, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of (i) any license, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any DLT Acquired Company of at least $10,000;

         (g) sale, lease, or other disposition of any material asset or property of any DLT Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any DLT Acquired Company, including the sale, lease, or other disposition of any of the DLT Intellectual Property Assets (as defined in Section 4.20);

         (h) cancellation or waiver of any claims or rights with a value to any DLT Acquired Company in excess of $10,000;

         (i) material change in the accounting methods used by any DLT Acquired Company;

         (j) agreement, whether oral or written, by any DLT Acquired Company to do any of the foregoing; or

         (k) change in its business, billing or claims adjustment policies and practices or any change in any activity that (i) has had the effect of accelerating the recording and billing of accounts receivable or delaying the payment of expenses in connection with the business or any material accounts of any of the DLT Acquired Companies or (ii) has had the effect of materially altering, modifying or changing the historic financial or accounting practices or policies of any of the DLT Acquired Companies, including accruals of and reserves for Taxes.

         4.15    Contracts; No Defaults.

         (a) Part 4.15(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of all the material Contracts of each DLT Acquired Company. Part 4.15(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the DLT Acquired Companies under the Contracts, and the DLT Acquired Companies' office where details relating to the Contracts are located.

         (b) Except as set forth in Part 4.15(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 4.15(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

         (c)     Except as set forth in Part 4.15(c) of the Disclosure Letter:

                 (i) each DLT Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which such DLT Acquired Company has or had any obligation or liability or by which such DLT Acquired Company or any of the assets owned or used by such DLT Acquired Company is or was bound;

                 (ii) each other Person that has or had any obligation or liability under any Contract under which an DLT Acquired Company has or had any rights is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may conflict with, or result in a violation or breach of, or give any DLT Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                 (iv) no DLT Acquired Company has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

         (d) The Contracts relating to the sale or provision of services by the DLT Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         4.16    Insurance.

         (a) Sellers have delivered to Buyer true and complete copies of all policies of insurance to which any DLT Acquired Company is a party or under which any DLT Acquired Company, or any director of any DLT Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

         (b) Part 4.16(b) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years, a summary of the loss experience under each policy in the possession of Sellers or any of the DLT Acquired Companies. DLT and Sellers have no Knowledge of any loss experience that would affect future potential insurability with respect to such policies.

         (c)     Except as set forth in Part 4.16(c) of the Disclosure Letter:

                 (i) All policies to which any DLT Acquired Company is a party or that provide coverage to any DLT Acquired Company or any director or officer of an DLT Acquired Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage as is customary for similar entities in similar businesses for the assets and the operations of the DLT Acquired Companies for all risks to which the DLT Acquired Companies are normally exposed; (C) are sufficient for compliance with all Legal Requirements and Contracts to which any DLT Acquired Company is a party or by which any of them is bound; and (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

                 (ii) No DLT Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                 (iii) The DLT Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any DLT Acquired Company is a party or that provides coverage to any DLT Acquired Company or director thereof.

                 (iv) The DLT Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         4.17 Environmental Matters. Except as set forth in Part 4.17 of the Disclosure Letter, to the Knowledge of each of the Sellers and DLT, each of the DLT Acquired Companies is in compliance with all Environmental Laws, the failure to comply with which could have a Material Adverse Effect. None of the Sellers or the DLT Acquired Companies have received notice of any material violation by any of the DLT Acquired Companies of, or material default by the same under, any Environmental Law, and none of the Sellers nor DLT has any Knowledge of any existing facts or circumstances that are likely to result in any such violation or default. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of Sellers and DLT, threatened against any of the DLT Acquired Companies that alleges or would allege any violation of any Environmental Law.

         4.18    Employees.

         (a) Part 4.18 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the DLT Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and, with respect to any employee paid $50,000 or more annually, any change in compensation since January 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any DLT Acquired Company's pension, retirement, profit-sharing, thrift- savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other Employee Benefit Plan or any Director Plan.

         (b) No employee or director of any DLT Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any Proprietary Rights Agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the DLT Acquired Companies, or (ii) the ability of any DLT Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the DLT Acquired Companies by any such employee or director. To the Sellers' and DLT's Knowledge, no director, officer, or other key employee of any DLT Acquired Company intends to terminate his employment with such DLT Acquired Company.

         (c) Part 4.18 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the DLT Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         4.19 Labor Relations; Compliance. Except as set forth on Part 4.19 of the Disclosure Letter, since January 1, 1995, no DLT Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and, to the Knowledge of DLT and Sellers, there is not Threatened,
(a) any strike, slowdown, picketing, work stoppage, lockout or employee grievance process, (b) any Proceeding against or affecting any DLT Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters or (c) any application for certification of a collective bargaining agent. Each DLT Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and occupational safety and health. No DLT Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         4.20    Intellectual Property.

         (a) Each DLT Acquired Company (i) owns or has ordered all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 4.20(a) of the Disclosure Letter (the "DLT Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Disclosure Letter, (iii) pays no royalties to anyone with respect to any such items, and (iv) has full and lawful right to bring actions for the infringement thereof. Each DLT Acquired Company owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted, the absence of which would have a material adverse effect or the potential for a material adverse effect on such DLT Acquired Company.

         (b) Except as set forth in Part 4.20(b) of the Disclosure Letter, DLT has no Knowledge nor has received any notice to the effect that any service it or any other DLT Acquired Company provides or sells, or any process or method it employs in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against any DLT Acquired Company contesting its right to use or the validity of any of the DLT Intellectual Property Assets or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights thereunder or which would prevent the sale of any service provided or sold by it.

         (c) Each DLT Acquired Company has established a strategic plan and provided Buyer with an accurate and complete copy of such plan and a schedule of the amount of capital and resources reasonably believed to be necessary to institute software systems such that each DLT Acquired Company will be Year 2000 Compliant upon the completion of such plan.

         4.21 Certain Payments. Since January 1, 1995, no DLT Acquired Company or director, officer, agent, or employee of any DLT Acquired Company, or any other Person associated with or acting for or on behalf of any DLT Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any DLT Acquired Company or any affiliate of an DLT Acquired Company, or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the DLT Acquired Companies.

         4.22    Disclosure.

         (a) No representation or warranty of Sellers or DLT in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to any Seller or DLT that has specific application to any Seller or any DLT Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller or DLT can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the DLT Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         4.23    Relationships with Related Persons. Except as set forth in
Part 4.23 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any DLT Acquired Company has, or since January 1, 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the DLT Acquired Companies'
businesses.   Except as set forth in Part 4.23 of the Disclosure Letter, no
Seller or any Related Person of Sellers or of any DLT Acquired Company is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any DLT Acquired Company, or (ii) engaged in competition with any DLT Acquired Company with respect to any line of the products or services of such DLT Acquired Company ("DLT Competing Business") in any market presently served by such DLT Acquired Company. Except as set forth in Part 4.23 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any DLT Acquired Company is a party to any Contract with, or has any claim or right against, any DLT Acquired Company.

         4.24 Investments. Part 4.24 of the Disclosure Letter contains a true and complete list of all securities and other investments owned by each of the DLT Acquired Companies as of the end of the most recent calendar month, including the date of purchase, book value or amortized cost, market value and carrying value thereof on the books and records of account of such Persons as of such date. Except as set forth in Part 4.24 of the Disclosure Letter, none of the securities and other investments owned by such Persons is in default in the payment of principal or interest or dividends.

         4.25 Bank Accounts. Part 4.25 of the Disclosure Letter contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any of the DLT Acquired Companies has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and
(c) the name of every Person authorized to draw thereon or having access thereto.

         4.26 Brokers or Finders. Except for those certain obligations to Metis Financial LLC, Sellers, each DLT Acquired Company and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF C. DE LA TORRE AND LALANDE

         C. De la Torre and Lalande jointly and severally represent and warrant to Buyer as follows:

         5.1     Organization and Good Standing.

         (a) Part 5.1 of the Disclosure Letter contains a complete and accurate list, for Lalande and each Subsidiary of Lalande (Lalande, together with each Subsidiary of Lalande, collectively referred to herein as the "Lalande Acquired Companies"), of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each Lalande Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Lalande Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. No jurisdiction, other than those listed in
Part 5.1 of the Disclosure Letter, has claimed, in writing, that any Lalande Acquired Company is required to hold a Governmental Authorization, and none of the Lalande Acquired Companies files or is required to file any Tax Returns in any other jurisdiction.

         (b) C. De la Torre has delivered to Buyer copies of the Organizational Documents of each Lalande Acquired Company, as currently in effect.

         5.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Lalande and C. De la Torre, enforceable against Lalande and C. De la Torre in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by C. De la Torre of the Seller's Closing Documents, the Seller's Closing Documents will constitute the legal, valid, and binding obligations of C. De la Torre, enforceable against C. De la Torre in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. C. De la Torre has all right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform his obligations under this Agreement and the Seller's Closing Documents. Lalande has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (b) Except as set forth in Part 5.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of any of the Lalande Acquired Companies; (ii) conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Lalande Acquired Company or C. De la Torre, or any of the assets owned or used by any Lalande Acquired Company, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Governmental Authorization that is held by any Lalande Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Lalande Acquired Company; (iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Lalande Acquired Company.

         Except as set forth in Part 5.2 of the Disclosure Letter, neither C. De la Torre nor any Lalande Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         5.3 Capitalization. The authorized equity securities of Lalande consist of 500 shares of common stock, $1.00 par value per share, of which 200 shares are issued and outstanding. The ownership of Lalande is as set forth on Exhibit A hereto. C. De la Torre is and will be on the Closing Date the record and beneficial owner and holder of 100 shares of Lalande Common Stock, free and clear of all Encumbrances. Lalande has no other class or series of capital stock authorized, issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any Lalande Acquired Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Lalande Acquired Companies. With the exception of shares listed on Exhibit A hereto, all of the outstanding equity securities and other securities of each Lalande Acquired Company are owned of record and beneficially by one or more of the Lalande Acquired Companies, free and clear of all Encumbrances.

         Except as set forth in Part 5.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Lalande Acquired Company. All of the outstanding equity securities of each Lalande Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Lalande Acquired Company. None of the outstanding equity securities or other securities of any Lalande Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Lalande Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Lalande Acquired Companies) or any direct or indirect equity or ownership interest in any other business. Except as set forth in Part 5.3 of the Disclosure Letter, there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of any Lalande Acquired Company.

         5.4 Financial Statements. C. De la Torre shall deliver to Buyer no later than fifteen (15) days prior to Closing a reviewed balance sheet of the Lalande Acquired Companies as of July 31, 1998 (the "Lalande Interim Balance Sheet") and the related reviewed statements of income for the seven (7) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations of the Lalande Acquired Companies at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Lalande Interim Balance Sheet); the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Lalande Acquired Companies are required by GAAP to be included in the financial statements of Lalande.

         5.5 Books and Records. The books of account, minute books, stock record books, and other records of the Lalande Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Lalande Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Lalande Acquired Companies, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Lalande Acquired Companies.

         5.6 Title to Properties; Encumbrances. Part 5.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Lalande Acquired Company. C. De la Torre has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Lalande Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of C. De la Torre or the Lalande Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Lalande Acquired Companies or reflected as owned in the books and records of the Lalande Acquired Companies, including all of the properties and assets reflected in the Lalande Interim Balance Sheet (except for personal property sold since the date of the Lalande Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Lalande Acquired Companies since the date of the Lalande Interim Balance Sheet (except for personal property acquired and sold since the date of the Lalande Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than short-term investments) are listed in Part 5.6 of the Disclosure Letter. All material properties and assets reflected in the Lalande Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         5.7 Accounts Receivable. All accounts receivable of the Lalande Acquired Companies that are reflected on the Lalande Interim Balance Sheet or on the accounting records of the Lalande Acquired Companies as of the Closing Date (collectively, the "Lalande Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Lalande Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on Lalande Interim Balance Sheet or on the accounting records of the Lalande Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Lalande Accounts Receivable as of the Closing Date than the reserve with respect to the Lalande Accounts Receivable as reflected in the Lalande Interim Balance Sheet and will not represent a material adverse change in the composition of such Lalande Accounts Receivable in terms of aging). Subject to such reserves, each of the Lalande Accounts Receivable either has been or, to the Knowledge of Lalande and
C. De la Torre, will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of a Lalande Accounts Receivable relating to the amount or validity of such Lalande Accounts Receivable. Part 5.7 of the Disclosure Letter contains a complete and accurate list of all Lalande Accounts Receivable as of the date of the Lalande Interim Balance Sheet, which list sets forth the aging of such Lalande Accounts Receivable.

         5.8 No Undisclosed Liabilities. Except as set forth in Part 5.8 of the Disclosure Letter, the Lalande Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Lalande Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         5.9     Taxes.

         (a) The Lalande Acquired Companies have filed or caused to be filed (on a timely basis since 1995) all Tax Returns that are or were required to be filed by or with respect to any of them, pursuant to applicable Legal Requirements. C. De la Torre has delivered or made available to Buyer copies of, and Part 5.9 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1995. The Lalande Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by C. De la Torre or any Lalande Acquired Company, except such Taxes, if any, as are listed in Part 5.9 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Lalande Interim Balance Sheet.

         (b) Part 5.9 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 5.9 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 5.9 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Lalande Acquired Company for all taxable years since 1995, and the resulting deficiencies proposed by the IRS. Except as described in Part 5.9 of the Disclosure Letter, neither C. De la Torre nor any Lalande Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Lalande Acquired Company or for which any Lalande Acquired Company may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Lalande Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Lalande Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Lalande Acquired Company except as disclosed in the Lalande Interim Balance Sheet or in Part 5.9 of the Disclosure Letter. All Taxes that any Lalande Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by any Lalande Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Lalande Acquired Company after the date of this Agreement. No Lalande Acquired Company is an "S" corporation (or a Qualified Subchapter S Subsidiary, as the case may be). During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), no Lalande Acquired Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 5.9 of the Disclosure Letter lists all such target affiliates.

         5.10 No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Lalande Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         5.11 Employee Benefit Plans. Except as set forth in Part 5.11 of the Disclosure Letter, neither Lalande nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in Lalande or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans of Lalande previously have been furnished to Buyer. The Employee Benefit Plans of Lalande are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by Lalande under ERISA or the terms of the Employee Benefit Plans of Lalande, or any other applicable law or agreement which could give rise to any liability of Lalande, whether under ERISA, the IRC or other laws or agreements. Neither Lalande nor any Plan Affiliate maintains or contributes to, or has maintained or contributed to, any Employee Benefit Plan subject to Title IV of ERISA.

         5.12    Compliance with Legal Requirements; Governmental
Authorizations.

         (a) Except as set forth in Part 5.12 of the Disclosure Letter, each Lalande Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (b) Part 5.12 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Lalande Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Lalande Acquired Company. Each Governmental Authorization listed or required to be listed in Part 5.12 of the Disclosure Letter is valid and in full force and effect. Each Lalande Acquired Company owns or possesses all right, title and interest in and to all of the Governmental Authorizations that are necessary to enable it to carry on the business of such Lalande Acquired Company as presently conducted. Each Lalande Acquired Company has taken all necessary action to maintain such Governmental Authorizations. No loss or expiration of any such Governmental Authorization is threatened, pending or, to the Knowledge of Lalande and C. De la Torre, reasonably foreseeable. The consummation of the transactions contemplated hereby will not result in the suspension, modification, cancellation, revocation or nonrenewal of any such Governmental Authorization. Except for compliance with periodic renewal procedures, no approvals or authorizations are required to permit the Lalande Acquired Companies to continue their business as presently conducted, following the Closing.

         (c) Except as set forth in Part 5.12 of the Disclosure Letter, each of the Lalande Acquired Companies has filed all material reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Body. Except as set forth in Part 5.12 of the Disclosure Letter, all such reports, statements, registrations, applications, filings, documents and submissions were in compliance in all material respects with all applicable Legal Requirements when filed, and no material deficiencies have been asserted by any Governmental Body with respect thereto.

         5.13    Legal Proceedings; Orders.

         (a) Except as set forth in Part 5.13 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against any Lalande Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Lalande Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of C. De la Torre and Lalande, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding not in the Ordinary Course of Business of the Lalande Acquired Companies. C. De la Torre has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
5.13 of the Disclosure Letter. The Proceedings listed in Part 5.13 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Lalande Acquired Company.

         (b) Except as set forth in Part 5.13 of the Disclosure Letter: (i) there is no Order to which any of the Lalande Acquired Companies, or any of the assets owned or used by any Lalande Acquired Company, is subject; and (ii) each Lalande Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

         5.14    Absence of Certain Changes and Events.  Except as set forth in
Part 5.14 of the Disclosure Letter, since December 31, 1997, the Lalande Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any Lalande Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Lalande Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Lalande Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any Lalande Acquired Company;

         (c) payment or increase by any Lalande Acquired Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan for or with any employees of any Lalande Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any Lalande Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Lalande Acquired Companies, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of (i) any license, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Lalande Acquired Company of at least $10,000;

         (g) sale, lease, or other disposition of any material asset or property of any Lalande Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Lalande Acquired Company, including the sale, lease, or other disposition of any of the Lalande Intellectual Property Assets (as defined in Section 5.20)

         (h) cancellation or waiver of any claims or rights with a value to any Lalande Acquired Company in excess of $10,000;

         (i) material change in the accounting methods used by any Lalande Acquired Company;

         (j) agreement, whether oral or written, by any Lalande Acquired Company to do any of the foregoing; or

         (k) change in its business or billing or any change in any activity that (i) has had the effect of accelerating the recording and billing of accounts receivable or delaying the payment of expenses in connection with the business or any material accounts of any of the Lalande Acquired Companies or (ii) has had the effect of materially altering, modifying or changing the historic financial or accounting practices or policies of any of the Lalande Acquired Companies, including accruals of and reserves for Taxes.

         5.15    Contracts; No Defaults.

         (a) Part 5.15(a) of the Disclosure Letter contains a complete and accurate list, and C. De la Torre has delivered to Buyer true and complete copies, of all the material Contracts of each Lalande Acquired Company. Part 5.15(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Lalande Acquired Companies under the Contracts, and the Lalande Acquired Companies' office where details relating to the Contracts are located.

         (b) Except as set forth in Part 5.15(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 5.15(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

         (c)     Except as set forth in Part 5.15(c) of the Disclosure Letter:

                 (i) each Lalande Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which such Lalande Acquired Company has or had any obligation or liability or by which such Lalande Acquired Company or any of the assets owned or used by such Lalande Acquired Company is or was bound;

                 (ii) each other Person that has or had any obligation or liability under any Contract under which an Lalande Acquired Company has or had any rights is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may conflict with, or result in a violation or breach of, or give any Lalande Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                 (iv) no Lalande Acquired Company has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

         (d) The Contracts relating to the sale or provision of services by the Lalande Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         5.16    Insurance.

         (a) C. De la Torre has delivered to Buyer true and complete copies of all policies of insurance to which any Lalande Acquired Company is a party or under which any Lalande Acquired Company, or any director of any Lalande Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

         (b) Part 5.16(b) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years, a summary of the loss experience under each policy in the possession of C. De la Torre or any of the Lalande Acquired Companies. Lalande and C. De la Torre have no Knowledge of any loss experience that would affect future potential insurability with respect to such policies.

         (c)     Except as set forth in Part 5.16(c) of the Disclosure Letter:

                 (i) All policies to which any Lalande Acquired Company is a party or that provide coverage to any Lalande Acquired Company or any director or officer of an Lalande Acquired Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage as is customary for similar entities in similar businesses for the assets and the operations of the Lalande Acquired Companies for all risks to which the Lalande Acquired Companies are normally exposed; (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Lalande Acquired Company is a party or by which any of them is bound; and (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

                 (ii) No Lalande Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                 (iii) The Lalande Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Lalande Acquired Company is a party or that provides coverage to any Lalande Acquired Company or director thereof.

                 (iv) The Lalande Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         5.17 Environmental Matters. Except as set forth in Part 5.17 of the Disclosure Letter, to the Knowledge of C. De la Torre and Lalande, each of the Lalande Acquired Companies is in compliance with all Environmental Laws, the failure to comply with which could have a Material Adverse Effect. Neither C. De la Torre nor any of the Lalande Acquired Companies has received notice of any material violation by any of the Lalande Acquired Companies of, or material default by the same under, any Environmental Law, and neither C. De la Torre nor Lalande has any Knowledge of any existing facts or circumstances that are likely to result in any such violation or default. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of C. De la Torre and Lalande, threatened against any of the Lalande Acquired Companies that alleges or would allege any violation of any Environmental Law.

         5.18    Employees.

         (a) Part 5.18 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Lalande Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and, with respect to any employee paid $50,000 or more annually, any change in compensation since January 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Lalande Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other Employee Benefit Plan or any Director Plan.

         (b) No employee or director of any Lalande Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any Proprietary Rights Agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Lalande Acquired Companies, or
(ii) the ability of any Lalande Acquired Company to conduct its business, including any Proprietary Rights Agreement with C. De la Torre or the Lalande Acquired Companies by any such employee or director. To C. De la Torre's and Lalande's Knowledge, no director, officer, or other key employee of any Lalande Acquired Company intends to terminate his employment with such Lalande Acquired Company.

         (c) Part 5.18 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Lalande Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         5.19 Labor Relations; Compliance. Except as set forth on Part 5.19 of the Disclosure Letter, since January 1, 1995, no Lalande Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and, to the Knowledge of Lalande and C. De la Torre, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, lockout or employee grievance process, (b) any Proceeding against or affecting any Lalande Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters or (c) any application for certification of a collective bargaining agent. Each Lalande Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and occupational safety and health. No Lalande Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         5.20    Intellectual Property.

         (a) Each Lalande Acquired Company (i) owns or has ordered all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 5.20(a) of the Disclosure Letter (the "Lalande Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Disclosure Letter, (iii) pays no royalties to anyone with respect to any such items, and (iv) has full and lawful right to bring actions for the infringement thereof. Each Lalande Acquired Company owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted, the absence of which would have a material adverse effect or the potential for a material adverse effect on such Lalande Acquired Company.

         (b) Except as set forth in Part 5.20(b) of the Disclosure Letter, Lalande has no Knowledge nor has received any notice to the effect that any service it or any other Lalande Acquired Company provides or sells, or any process or method it employs in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against any Lalande Acquired Company contesting its right to use or the validity of any of the Lalande Intellectual Property Assets or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights thereunder or which would prevent the sale of any service provided or sold by it.

         (c) Each Lalande Acquired Company has established a strategic plan and provided Buyer with an accurate and complete copy of such plan and a schedule of the amount of capital and resources reasonably believed to be necessary to institute software systems such that each Lalande Acquired Company will be Year 2000 Compliant upon the completion of such plan.

         5.21 Certain Payments. Since January 1, 1995, no Lalande Acquired Company or director, officer, agent, or employee of any Lalande Acquired Company, or any other Person associated with or acting for or on behalf of any Lalande Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Lalande Acquired Company or any affiliate of an Lalande Acquired Company, or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Lalande Acquired Companies.

         5.22    Disclosure.

         (a) No representation or warranty of C. De la Torre or Lalande in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to C. De la Torre or Lalande that has specific application to C. De la Torre or any Lalande Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as C. De la Torre or Lalande can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Lalande Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         5.23    Relationships with Related Persons.  Except as set forth in
Part 5.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any Lalande Acquired Company has, or since January 1, 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Lalande Acquired Companies' businesses. Except as set forth in Part 5.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any Lalande Acquired Company is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Lalande Acquired Company, or (ii) engaged in competition with any Lalande Acquired Company with respect to any line of the products or services of such Lalande Acquired Company ("Lalande Competing Business") in any market presently served by such Lalande Acquired Company. Except as set forth in Part 5.23 of the Disclosure Letter, neither C. De la Torre nor any Related Person of C. De la Torre or of any Lalande Acquired Company is a party to any Contract with, or has any claim or right against, any Lalande Acquired Company.

         5.24 Bank Accounts. Part 5.24 of the Disclosure Letter contains a true and complete list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any of the Lalande Acquired Companies has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship and
(c) the name of every Person authorized to draw thereon or having access thereto.

         5.25 Brokers or Finders. Except for those certain obligations to Metis Financial LLC, C. De la Torre, each Lalande Acquired Company and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         6.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

         6.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Buyer of the C. De la Torre Employment Agreement, the C. De la Torre Employment Agreement will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Buyer has all corporate right, power, and authority to execute and deliver this Agreement and the C. De la Torre Employment Agreement and to perform its obligations under this Agreement and the C. De la Torre Employment Agreement.

         (b) Except as set forth in Part 6.2 of the Buyer's Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of Buyer; (ii) conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Insurance Permit or other Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer; (iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer.

         Except as set forth in Part 6.2 of the Buyer's Disclosure Letter, Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         6.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         6.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         6.5     Brokers or Finders.   Except as set forth in Part 6.5 of the
Buyer's Disclosure Letter, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         6.6 Loss Reserves. The Loss Reserves (as defined below) of the wholly-owned subsidiaries of GAINSCO that are insurance companies (the "GAINSCO Insurance Subsidiaries"), as set forth in the most recent unaudited consolidated balance sheet of GAINSCO (the "GAINSCO Balance Sheet"), net of reinsurance recoverables (other than intercompany reinsurance), are fairly stated in the GAINSCO Balance Sheet in accordance with generally accepted actuarial standards and principles. For the purpose of this Section 6.6, "Loss Reserves" means all reserves for all losses and loss adjustment expenses, including, without limitation, case reserves, reserves for loss adjustment expenses, both allocated and unallocated, reserves for incurred but not reported losses and loss adjustment expenses, and otherwise determined in accordance with those generally accepted actuarial standards and principles applied in determining such Loss Reserves reflected in the GAINSCO Balance Sheet.

         6.7     Disclosure.

         (a) No representation or warranty of Buyer in this Agreement and no statement in the Buyer's Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects or, as far as Buyer can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer (on a consolidated basis) that has not been set forth in this Agreement or the Buyer's Disclosure Letter.


                                  ARTICLE VII

                     COVENANTS OF SELLERS AND THE COMPANIES
                          AT OR PRIOR TO CLOSING DATE

         7.1 Access and Investigation. Subject to the terms of that certain Non-Disclosure Agreement, dated June 15, 1998, from M.B. Johnston, the De la Torres, M. Johnston and R. Mayoral to Buyer (the "Non-Disclosure Agreement"), between the date of this Agreement and the

Closing Date, Sellers and the Companies will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company, its personnel, properties, contracts, books and records, and all other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         7.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, Sellers and the Companies will, and will cause each Acquired Company to:

         (a) conduct the business of such Acquired Company only in the Ordinary Course of Business and in accordance with all valid regulations, laws and orders of all Governmental Bodies;

         (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

         (c) confer with Buyer concerning operational matters of a material nature; and

         (d) otherwise report from time to time to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

         7.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement or described in the Disclosure Letter, between the date of this Agreement and the Closing Date, Sellers and the Companies will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Sections 3.14, 4.14 and 5.14, respectively, is likely to occur.

         7.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all consents identified in Part 6.2 of the Buyer's Disclosure Letter (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

         7.5 Notification. Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if Sellers or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' or the Company's representations and warranties as of the date of this Agreement, or if Sellers or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers or the Company in this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in
Article IX impossible or unlikely.  No notice given pursuant to this Section
7.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         7.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by Sellers or any Related Person of any Seller to be paid in full contemporaneous with Closing.

         7.7 Best Efforts. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Articles IX and X to be satisfied.

         7.8     Certain Indebtedness.

         (a) Contemporaneous with Closing, each Acquired Company shall pay, and Sellers shall cause each Acquired Company to pay, any indebtedness owed by any Acquired Company to Agents Financial Services, Inc., a Florida corporation ("AFS"), in full.

         (b) Contemporaneous with Closing, all indebtedness owed by AFS to any Acquired Company shall be paid in full.

         7.9 Disposition of AFS Shares. Contemporaneous with Closing, NSL shall sell all shares of capital stock of AFS owned by NSL to M.B. Johnston and
C. De la Torre, at the book value as of the most recent month preceding the Closing.

         7.10 Reviewed Financial Statements of the Acquired Companies. C. De la Torre or Sellers, as applicable, shall deliver the financial statements as required by Sections 3.4, 4.4 and 5.4.

         7.11 NSL Stockholders' Agreement. Contemporaneous with Closing, C. De la Torre and R. De la Torre shall execute all documents necessary to terminate that certain Stockholders' Agreement, dated December 14, 1993, by and among M.B. Johnston, C. De la Torre, M. Johnston and NSL.

         7.12 M&C Inspection Services, Inc.. At or prior to Closing, C. De la Torre and R. De la Torre shall execute all documents necessary to dissolve or liquidate M&C Inspection Services, Inc.


                                  ARTICLE VIII

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         8.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with Sellers with respect to all filings that Sellers elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Sellers in obtaining all consents identified in Part 6.2 of the Buyer's Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         8.2 Best Efforts. Except as set forth in the proviso to Section 8.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Articles IX and X to be satisfied.

         8.3 Access. Between the date of this Agreement and the Closing Date, Buyer shall provide to Sellers responses to Sellers' reasonable due diligence requests.

         8.4 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer's Disclosure Letter if the Buyer's Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Seller a supplement to the Buyer's Disclosure Letter specifying such change. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Article VIII or of the occurrence of any event that may make the satisfaction of the conditions in Article X impossible or unlikely. No notice given pursuant to this Section 8.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         9.1 Accuracy of Representations. Each of C. De la Torre's, Sellers' and the Company's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         9.2 Sellers' Performance. Each of the covenants and obligations that C. De la Torre, Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         9.3 Consents. Each of the Consents identified in Parts 3.2, 4.2 and 5.2 of the Disclosure Letter and Part 6.2 of the Buyer's Disclosure Letter must have been obtained and must be in full force and effect.

         9.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

         (a) an opinion of Packman, Neuwahl & Rosenberg, P.A., dated the Closing Date, in the form agreed to by the parties;

         (b) estoppel certificates executed on behalf of all landlords, lenders and lessors of the Acquired Companies, dated as of a date not more than five (5) days prior to the Closing Date;

         (c) executed stock purchase agreements, pursuant to which Buyer shall obtain all of the outstanding shares of capital stock of NSL, DLT and Lalande;

         (d) if applicable, wire transfer instructions concerning the amount to be transferred to Sellers pursuant to Section 2.5(b)(i); and

         (e) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 10.4(a), (ii) evidencing the accuracy of any of C. De la Torre's, Sellers' and the Company's representations and warranties, (iii) evidencing the performance by C. De la Torre, Sellers and the Company of, or the compliance by
C. De la Torre, Sellers and the Company with, any covenant or obligation required to be performed or complied with by C. De la Torre, Sellers and the Company, (iv) evidencing the satisfaction of any condition referred to in this
Article IX or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         9.5 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         9.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body. Neither the consummation nor the performance of the Contemplated Transactions will directly or indirectly violate an Order.

         9.7 HSR Act. The required waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have expired or been earlier terminated.

         9.8 Regulatory Approval. Buyer or a Subsidiary of Buyer shall have obtained the necessary regulatory approval to write nonstandard private passenger automotive insurance in the State of Florida or have contracted with another entity to enable it to write business that would be wholly or partially reinsured with a Subsidiary or Subsidiaries of Buyer.

         9.9 NSL Stockholders' Agreement. That certain Stockholders' Agreement, dated December 14, 1993, by and among M.B. Johnston, C. De la Torre,
M. Johnston and NSL shall have been terminated by all of the shareholders of NSL.

         9.10 M&C Inspection Services, Inc. M&C Inspection Services, Inc. shall have been liquidated or dissolved.



                                   ARTICLE X

             CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         10.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Buyer's Disclosure Letter.

         10.2 Buyer's Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

         10.3 Consents. Each of the Consents identified in Parts 3.2, 4.2 and 5.2 of the Disclosure Letter and Part 6.2 of the Buyer's Disclosure Letter must have been obtained and must be in full force and effect.

         10.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:

         (a) an opinion of Haynes and Boone, LLP, dated the Closing Date, in the form agreed to by the parties; and

         (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 9.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Article X or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         10.5 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body. Neither the consummation nor the performance of the Contemplated Transactions will directly or indirectly violate an Order.

         10.6 HSR Act. The required waiting period applicable to the purchase and sale of the Shares under the HSR Act shall have expired or been earlier terminated.



                                   ARTICLE XI

                                  TERMINATION

         11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or such Breach has not been remedied within thirty
(30) days after written notice is given specifying the Breach and demanding it to be remedied;

         (b) (i) by Buyer if any of the conditions in Article IX has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Article X has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

         (c)     by mutual consent of Buyer and Sellers; or

         (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1998, or such later date as the parties may agree upon; or

         (e) (i) by Buyer if a material Breach of any provision of any of the Purchase Agreements has been committed by any party other than Buyer thereto and such Breach has not been waived or such Breach has not been remedied within thirty (30) days after written notice is given specifying the Breach and demanding it to be remedied, or (ii) by Buyer if any of the conditions precedent to Buyer's obligation to close any of the Purchase Agreements has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date.

         11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.1 and 13.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE XII

                           INDEMNIFICATION; REMEDIES

         12.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.5(a)(iv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         12.2 Indemnification and Payment of Damages by Sellers. Sellers will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, NSL, DLT or Lalande in this Agreement or any of the respective Purchase Agreements (without giving effect to any supplement to the Disclosure Letter or any Disclosure Letter delivered pursuant to the respective Purchase Agreements), the Disclosure Letter, any Disclosure Letter delivered pursuant to the respective Purchase Agreements, the supplements to the Disclosure Letter, the supplements to any Disclosure Letter delivered pursuant to the respective Purchase Agreements, or any other certificate or document delivered by C. De la Torre, Sellers, the Companies, or any of the Sellers under the respective Purchase Agreements or the Companies under this Agreement or the respective Purchase Agreements;

         (b) any Breach of any representation or warranty made by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, NSL, DLT or Lalande in this Agreement or any of the respective Purchase Agreements as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter or any Disclosure Letter delivered pursuant to the respective Purchase Agreements, other than any such Breach that is disclosed in a supplement to the Disclosure Letter or a supplement to any Disclosure Letter delivered pursuant to the respective Purchase Agreements and is expressly identified in the certificates delivered pursuant to Section 2.5(a)(iv) or the corresponding section in each respective Purchase Agreement as having caused the condition specified in Section 9.1 or the corresponding section in each respective Purchase Agreement not to be satisfied;

         (c) any Breach by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, NSL, DLT or Lalande of any covenant or obligation of C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, or the Companies;

         (d) any claim by any Person, other than Metis Financial LLC, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, NSL, any other NSL Acquired Company, DLT, any other DLT Acquired Company, Lalande or any other Lalande Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

         (e)     any claim by any Person with respect to AFS;

provided, however, that Seller shall have no obligation to make any payment to Indemnified Persons under Sections 12.2 and 12.3 unless the aggregate amount to which the Indemnified Persons are entitled by reason of all claims under Sections 12.2 and 12.3 and under corresponding sections of the Purchase Agreements exceeds the sum of (i) $50,000 in the aggregate under Sections 12.2 and 12.3 and under the corresponding sections of the Purchase Agreements and
(ii) any amounts collected under the Acquired Companies' errors and omissions policies, it being understood that only after such sum is exceeded, shall the aggregate of all claims under Sections 12.2 and 12.3 and under corresponding sections of the Purchase Agreements, subject to the following clause, be payable by Seller on demand; and further provided that Seller shall have no obligation to make any payment, in the aggregate, to Indemnified Persons under Sections 12.2 and 12.3 in excess of the Seller's proportional share of the aggregate Purchase Price received by Seller and each Seller under the respective Purchase Agreements pursuant to Article II of this Agreement and the respective Purchase Agreements.

Except as otherwise provided herein, the remedies provided in this Section 12.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         12.3 Indemnification and Payment of Damages by Sellers -- Environmental Matters. In addition to the provisions of Section 12.2, Sellers will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

         (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, any NSL Acquired Company, any DLT Acquired Company or any Lalande Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, any NSL Acquired Company, any DLT Acquired Company or any Lalande Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, any NSL Acquired Company, any DLT Acquired Company or any Lalande Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

         (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of
C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, any NSL Acquired Company, any DLT Acquired Company or any Lalande Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies or any Acquired Company under the respective Purchase Agreements, prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by C. De la Torre, Sellers, each Seller under the respective Purchase Agreements, any NSL Acquired Company, any DLT Acquired Company or any Lalande Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date;

provided, however, that Sellers shall have no obligation to make any payment to Indemnified Persons under Sections 12.2 and 12.3 unless the aggregate amount to which the Indemnified Persons are entitled by reason of all claims under Sections 12.2 and 12.3 and under corresponding sections of the Purchase Agreements exceeds the sum of (i) $50,000 in the aggregate under Sections 12.2 and 12.3 and under the corresponding sections of the Purchase Agreements and
(ii) any amounts collected under the Acquired Companies' errors and omissions policies, it being understood that only after such sum is exceeded, shall the aggregate of all claims under Sections 12.2 and 12.3 and under corresponding sections of the Purchase Agreements, subject to the following clause, be payable by Sellers on demand; and further provided that Sellers shall have no obligation to make any payment, in the aggregate, to Indemnified Persons under Sections 12.2 and 12.3 in excess of the Sellers' proportional share of the aggregate Purchase Price received by Sellers and each Sellers under the respective Purchase Agreements pursuant to Article II of this Agreement and the respective Purchase Agreements.

         Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 12.3. The procedure described in Section 12.7 will apply to any claim solely for monetary damages relating to a matter covered by this Section 12.3.

         12.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with

         (a) any Breach of any representation or warranty made by Buyer in this Agreement (without giving effect to any supplement to the Buyer's Disclosure Letter), the Buyer's Disclosure Letter, the supplements to the Buyer's Disclosure Letter, or any other certificate or document delivered by Buyer pursuant to this Agreement;

         (b) any Breach of any representation or warranty made by Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Buyer's Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Buyer's Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.5(b)(ii) as having caused the condition specified in Section 10.1 not to be satisfied;

         (c) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; or

         (e) payments owed to Sellers pursuant to Section 2.3 hereof that are not paid when due;

provided, however, that Buyer shall have no obligation to make any payment to Sellers under this Section 12.4 unless the aggregate amount to which Sellers are entitled by reason of all claims under this Section 12.4 and to any other Seller (as defined in the respective Purchase Agreements) under the respective Purchase Agreements exceeds $50,000 in the aggregate of all amounts collectible under the Acquired Companies' errors and omissions policies, it being understood that once such amount is exceeded, the aggregate of all claims under this Section 12.4 and under corresponding sections of the Purchase Agreements shall be payable by Buyer on demand.

The remedies provided in this Section 12.4 will not be exclusive of or limit any other remedies that may be available to Sellers.

         12.5 Time Limitations. If the Closing occurs, C. De la Torre and Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.9, 3.11, 3.17, 4.3, 4.9, 4.11, 4.17, 5.3, 5.9, 5.11 and 5.17, unless on or before the earlier of (i) the second anniversary of the Date for the third Earnout Period or (ii) July 1, 2003, Buyer notifies C. De la Torre or the Sellers, as applicable, of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to
Section 3.3, 3.9, 3.11, 3.17, 4.3, 4.9, 4.11, 4.17, 5.3, 5.9, 5.11 or 5.17, or
a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before July 1, 2003, Sellers notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         12.6 Right of Set-Off. Upon notice to C. De la Torre or the Sellers, as applicable, specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this
Article XII against amounts otherwise payable to Sellers under this Agreement or to any other Seller (as defined in the respective Purchase Agreements) under the respective Purchase Agreements. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a Breach of this Agreement. Neither the exercise of nor the failure to exercise such right of set-off shall constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. Any amount set-off pursuant to this Section 12.6 shall be considered a reduction in the Purchase Price of that amount.

         12.7    Procedure for Indemnification--Third Party Claims.

         (a)     Promptly after receipt by an indemnified party under Section
12.2 or 12.4, or (to the extent provided in the last sentence of Section 12.3)
Section 12.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except and only to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 12.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes not related to the Acquired Companies, be entitled to participate in such Proceeding with respect to the Acquired Companies and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Article XII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         12.8 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         12.9 Reduction for Insurance, etc. The amount that Seller shall be liable to pay to, for, or on behalf of an Indemnified Person pursuant to this
Article XII or the amount that Buyer shall be liable to pay to, for or on behalf of Seller pursuant to this Article XII (either, an "Indemnifiable Loss") shall be reduced (including without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Person or Seller, as applicable (an "Indemnitee"), related to the Indemnifiable Loss. If an Indemnitee shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such indemnifying party (the "Indemnifying Party") the net amount of such insurance proceeds or, if less, the amount of such indemnity payment. An Indemnitee promptly shall, at the sole expense of the Indemnifying Party, use all reasonable efforts to recover insurance proceeds which may be due such Indemnitee. Any reduction to an Indemnifiable Loss by reason of any insurance proceeds actually recovered shall not reduce the maximum amount of liability for which the Indemnifying Party shall be obligated pursuant to this Article XII.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 Expenses. Except as otherwise expressly provided in this Agreement, the Acquired Companies shall be responsible for the obligations of the Acquired Companies and Sellers with regard to Metis Financial LLC and expenses incurred in connection with the preparation and execution of this Agreement and the Contemplated Transactions, including all fees, expenses of agents, representatives, counsel, and accountants and the HSR Act filing fee. Buyer shall be responsible for any obligations disclosed on Part 6.5 of the Buyer's Disclosure Letter. In the event of termination of this Agreement, the obligation of Buyer to pay such expenses will be subject to any rights of Buyer arising from a breach of this Agreement by another party.

         13.2 Public Announcements. Except as provided in the Non-Disclosure Agreement, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than any professional advisors of Sellers. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         13.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Acquired

Companies to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the competitive misuse by Buyer of such trade secrets or confidential information.

         The terms of the Non-Disclosure Agreement shall continue to remain in effect, and the parties thereto shall continue to be governed by its terms.

         13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:
                          Carlos De la Torre
                          730 Northwest 107th Avenue
                          Second Floor
                          Miami, Florida 33172
                          Facsimile No.: (305) 222-1318

                          Rosa De la Torre
                          730 Northwest 107th Avenue
                          Second Floor
                          Miami, Florida 33172
                          Facsimile No.: (305) 222-1318

         with a copy to:
                          Robert A. Stamen
                          Packman, Neuwahl & Rosenberg
                          1500 San Remo Avenue, Suite 125
                          Coral Gables, Florida 33146
                          Facsimile No.: (305) 665-1244

         Buyer:
                          GAINSCO, INC.
                          500 Commerce Street
                          Fort Worth, Texas 76102-5439
                          Attention: Chief Executive Officer
                          Facsimile No.: (817) 338-1454
         with a copy to:
                          Brian D. Barnard
                          Haynes and Boone, LLP
                          201 Main Street
                          Suite 2200
                          Fort Worth, Texas 76102
                          Facsimile No.: (817) 347-6650

         NSL:
                          National Specialty Lines, Inc.
                          730 Northwest 107th Avenue
                          Second Floor
                          Miami, Florida 33172
                          Attention: McRae B. Johnston
                          Facsimile No.: (305) 222-1318

         DLT:
                          De La Torre Insurance Adjusters, Inc.:
                          730 Northwest 107th Avenue
                          Second Floor
                          Miami, Florida 33172
                          Attention: Carlos De la Torre
                          Facsimile No.: (305) 222-1318

         Lalande:
                          Lalande Financial Group, Inc.
                          730 Northwest 107th Avenue
                          Second Floor
                          Miami, Florida 33172
                          Attention: McRae B. Johnston
                          Facsimile No.: (305) 222-1318

         13.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Fort Worth Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         13.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         13.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The rights of Buyer and Seller hereunder are in addition to all other rights provided by law. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.8 Entire Agreement and Modification. Except for the terms of the Non-Disclosure Agreement, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties hereto.

         13.9    Disclosure Letter.

         (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         13.10 Assignments, Successors, and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. In the event Buyer assigns any of its rights under this Agreement to any Subsidiary of Buyer and such Subsidiary does not fulfill its obligations under this Agreement, Buyer shall assume and fulfill such Subsidiary's obligations under this Agreement.

         13.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.12 Article and Section Headings, Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Articles" refer to the corresponding Article or Articles of this Agreement, and all references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.14 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         13.16 Errors and Omissions Policies. Buyer shall use its Best Efforts to cause the Acquired Companies to maintain the errors and omissions policies of the Acquired Companies in effect as the date of this Agreement, or, in the event that any of such errors and omissions policies are cancelled, Buyer shall cause the Acquired Companies to purchase tail coverage per the terms of such policies.

                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.




                                     -------------------------------------------
                                     Carlos De la Torre




                                     -------------------------------------------
                                     Rosa De la Torre




                                     NATIONAL SPECIALTY LINES, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: President



                                     DE LA TORRE INSURANCE ADJUSTERS, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Carlos De la Torre
                                     Title: President



                                     LALANDE FINANCIAL GROUP, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: Vice President

                                     GAINSCO, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Glenn W. Anderson
                                     Title: President and Chief Executive
                                            Officer

                                   EXHIBIT A

                          CAPITALIZATION OF COMPANIES


NATIONAL SPECIALTY LINES, INC.

             Seller                            Number of Shares
             ------                            ----------------
C. De la Torre                                       10.0000
M.B. Johnston                                        10.0000
M. Johnston                                           1.0526
                                                     -------
     Total                                           21.0526


DE LA TORRE INSURANCE ADJUSTERS, INC.


             Seller                            Number of Shares
             ------                            ----------------
De la Torres                                        200.000
R. Mayoral                                           28.571
                                                    -------
     Total                                          228.571


LALANDE FINANCIAL GROUP, INC.


             Seller                            Number of Shares
             ------                            ----------------
M.B. Johnston                                       100
C. De la Torre                                      100
                                                    ---
     Total                                          200

                                   EXHIBIT B

                          EXAMPLE OF EARNOUT PAYMENTS

                           FORM OF DISCLOSURE LETTER



GAINSCO, INC.
500 Commerce Street
Fort Worth, Texas 76102-5439


Ladies and Gentlemen:

          We refer to the Stock Purchase Agreement (the "Agreement") to be entered into today among GAINSCO, INC., a Texas corporation ("Buyer"), Carlos De la Torre ("C. De la Torre"), Rosa De la Torre ("R. De la Torre" and, together with C. De la Torre, "Sellers"), National Specialty Lines, Inc., a Florida corporation ("NSL"), De La Torre Insurance Adjusters, Inc. ("DLT"), and Lalande Financial Group, Inc. ("Lalande"), pursuant to which Sellers are to sell and Buyer is to purchase the Shares (as defined in the Agreement), as provided in the Agreement.

          This letter constitutes the Disclosure Letter referred to in the Agreement. The representations and warranties of C. De la Torre, Sellers, NSL, DLT and Lalande in the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

          By reference to the Agreement (using the numbering in such Agreement), the following matters are disclosed:

                                   * * * * *

                                     Very truly yours,




                                     -------------------------------------------
                                     Carlos De la Torre




                                     -------------------------------------------
                                     Rosa De la Torre




                                     NATIONAL SPECIALTY LINES, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: President



                                     DE LA TORRE INSURANCE ADJUSTERS, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Carlos De la Torre
                                     Title: President



                                     LALANDE FINANCIAL GROUP, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: Vice President

         Buyer acknowledges receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                     Dated:
                                           -------------------------------------

                                     GAINSCO, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Glenn W. Anderson
                                     Title: President and Chief Executive
                                            Officer

                       FORM OF BUYER'S DISCLOSURE LETTER



Carlos De la Torre
730 Northwest 107th Avenue
Second Floor
Miami, Florida 33172
Facsimile No.: (305) 222-1318

Rosa De la Torre
730 Northwest 107th Avenue
Second Floor
Miami, Florida 33172
Facsimile No.: (305) 222-1318


Dear Sellers:

          We refer to the Stock Purchase Agreement (the "Agreement") to be entered into today among GAINSCO, INC., a Texas corporation ("Buyer"), Carlos De la Torre ("C. De la Torre"), Rosa De la Torre ("R. De la Torre" and, together with C. De la Torre, "Sellers"), National Specialty Lines, Inc., a Florida corporation ("NSL"), De La Torre Insurance Adjusters, Inc. ("DLT"), and Lalande Financial Group, Inc. ("Lalande"), pursuant to which Sellers are to sell and Buyer is to purchase the Shares (as defined in the Agreement), as provided in the Agreement.

          This letter constitutes the Buyer's Disclosure Letter referred to in
Article VI of the Agreement. The representations and warranties of the Buyer in
Article VI of the Agreement are made and given subject to the disclosures in this Buyer's Disclosure Letter. The disclosures in this Buyer's Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Buyer's Disclosure Letter. References to Appendices are to the Appendices to this Buyer's Disclosure Letter.

          By reference to Article VI of the Agreement (using the numbering in such Article), the following matters are disclosed:

                                   * * * * *

                                     Very truly yours,

                                     GAINSCO, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Glenn W. Anderson
                                     Title: President and Chief Executive
                                            Officer

         Sellers acknowledge receipt of the Buyer's Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                     Dated:
                                           -------------------------------------





                                     -------------------------------------------
                                     Carlos De la Torre




                                     -------------------------------------------
                                     Rosa De la Torre



                                     NATIONAL SPECIALTY LINES, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: President



                                     DE LA TORRE INSURANCE ADJUSTERS, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Carlos De la Torre
                                     Title: President


                                     LALANDE FINANCIAL GROUP, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: Vice President

                               EXHIBIT 2.5(a)(ii)

                                SELLERS' RELEASE

         This Release is being executed and delivered in accordance with
Section 2.5(a)(ii) of the Stock Purchase Agreement dated _________, 1998 (the "Agreement") among GAINSCO, INC., a Texas corporation ("Buyer"), Carlos De la Torre ("C. De la Torre"), Rosa De la Torre ("R. De la Torre" and, together with
C. De la Torre, "Sellers"), National Specialty Lines, Inc., a Florida corporation ("NSL"), De La Torre Insurance Adjusters, Inc. ("DLT"), and Lalande Financial Group, Inc. ("Lalande"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to purchase the outstanding capital stock of NSL, DLT and Lalande pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the outstanding capital stock of NSL, DLT and Lalande pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer, the Companies, each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from any Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer arising under the Agreement.

         Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this ___ day of _____________, 1998.




                                     -------------------------------------------
                                     Carlos De la Torre




                                     -------------------------------------------
                                     Rosa De la Torre



                                     NATIONAL SPECIALTY LINES, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: President

                                     DE LA TORRE INSURANCE ADJUSTERS, INC.



                                     By:
                                        ----------------------------------------
                                     Name: Carlos De la Torre
                                     Title: President



                                     LALANDE FINANCIAL GROUP, INC.



                                     By:
                                        ----------------------------------------
                                     Name: McRae B. Johnston
                                     Title: Vice President

                              EXHIBIT 2.5(a)(iii)

                      C. DE LA TORRE EMPLOYMENT AGREEMENT